SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.      )

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Bank of the Ozarks, Inc.

(Name of Registrant as Specified In Its Charter)

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD APRIL 17, 2012

Dear Shareholder:

You are cordially invited to attend the 2012 Annual Meeting of Shareholders of Bank of the Ozarks, Inc., an Arkansas corporation (the “Company”), to be held at the Company’s office, 17901 Chenal Parkway, Little Rock, Arkansas 72223, on Tuesday, April 17, 2012 at 1:00 p.m., local time, for the following purposes:

1.	To elect the thirteen (13) directors named in the attached proxy statement.

2.	To ratify the Audit Committee’s selection and appointment of the accounting firm of Crowe Horwath LLP as independent auditors for the year ending December 31, 2012.

3.	To hold an advisory, non-binding, vote to approve the Company’s executive compensation as disclosed in the attached proxy statement.

Only Shareholders of record at the close of business on February 17, 2012 will be entitled to vote at the 2012 Annual Meeting and any adjournments or postponements thereof.

The Company’s proxy statement and a form of proxy are included with this Notice. The annual report for the year ended December 31, 2011 is also enclosed.

By Order of the Board of Directors

George Gleason
Chairman of the Board of Directors and
Chief Executive Officer

Little Rock, Arkansas

March 9, 2012

YOUR VOTE IS IMPORTANT. PLEASE DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED FORM OF PROXY SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES AND IN ORDER THAT THE PRESENCE OF A QUORUM MAY BE ASSURED. THE GIVING OF YOUR PROXY DOES NOT AFFECT YOUR RIGHT TO REVOKE IT LATER OR TO VOTE YOUR SHARES IN PERSON IF YOU ATTEND THE MEETING.

Important notice regarding the availability of proxy materials for the Shareholder Meeting to be held on April 17, 2012. The Company’s Proxy Statement for the Annual Meeting of Shareholders to be held on April 17, 2012 and Annual Report for the fiscal year ended December 31, 2011 are also available at www.proxyvote.com by entering the control number found on your proxy card.

P.O. BOX 8811

LITTLE ROCK, ARKANSAS 72231-8811

PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS

APRIL 17, 2012

SOLICITATION AND REVOCATION OF PROXY

The enclosed proxy, for use only at the 2012 Annual Meeting of Shareholders (the “Annual Meeting”) of Bank of the Ozarks, Inc. (the “Company”) to be held at the Company’s office, 17901 Chenal Parkway, Little Rock, Arkansas 72223 on Tuesday, April 17, 2012 at 1:00 p.m., local time, and any adjournments or postponements thereof, is solicited on behalf of the Board of Directors (the “Board”) of the Company. This solicitation is being made primarily by mail, but may also be made in person or by telephone, facsimile or email by officers, directors and employees of the Company. All expenses incurred in the solicitation will be paid by the Company. Solicitation by such persons will be made on a part-time basis and no special compensation other than reimbursement of actual expenses incurred in connection with such solicitation will be paid.

Any Shareholder executing a proxy retains the right to revoke it at any time prior to exercise at the Annual Meeting. A proxy may be revoked at any time before it is used, upon delivery of written notice to the Secretary of the Company prior to the Annual Meeting, by execution and delivery of a later proxy, or by attending the Annual Meeting and voting in person. However, your attendance at the Annual Meeting will not automatically revoke your proxy unless you vote again at the Annual Meeting or specifically request that your proxy be revoked by delivering written notice to the Secretary of the Company prior to the Annual Meeting. If not revoked, all properly executed proxies received will be voted at the meeting in accordance with the terms of the proxy.

The Company knows of no matter to be brought before the Annual Meeting other than those referred to in the accompanying notice of the Annual Meeting.

This proxy material is first being mailed to Shareholders on or about March 9, 2012.

OUTSTANDING STOCK AND VOTING RIGHTS

The Board has selected February 17, 2012 as the record date (the “Record Date”) for the Annual Meeting. Only those holders of record of common stock as of the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting. At the close of business on the Record Date, there were 34,556,130 shares of common stock, $0.01 par value per share, (“Common Stock”) outstanding. As used in this proxy statement, the term “Shareholder” means a holder of Common Stock, unless the context requires otherwise.

At the meeting each Shareholder will be entitled to one vote, in person or by proxy, for each share of Common Stock owned of record as of the close of business on the Record Date. Votes will be tabulated by inspectors of election appointed by the Board. The stock transfer books of the Company will not be closed.

The enclosed form of proxy provides a method for Shareholders to withhold authority to vote for any one or more of the nominees for the Board while still granting authority to the proxy to vote for the remaining nominees. The names of all nominees are listed on the proxy card. To grant the proxy authority to vote for all nominees, Shareholders should check the box marked “FOR ALL.” To withhold authority to vote for all nominees, Shareholders should check the box marked “WITHHOLD ALL.” To withhold authority to vote for individual nominee(s), Shareholders should mark the “FOR ALL EXCEPT” box and follow the instructions in the form of proxy on how to indicate the name(s) of such nominee(s).

By checking the box marked “WITHHOLD ALL,” shares will not be counted as votes cast and will have no effect on the outcome of the election of directors, but will be counted as present at the meeting for the purpose of calculating whether a quorum exists. Provided a quorum is present, the affirmative vote of a plurality of the votes cast by the shares entitled to vote in the election of directors at the Annual Meeting is required for election of each nominee to the Board. Shareholders may not cumulate their votes with respect to the election of directors. IF YOU ARE THE SHAREHOLDER OF RECORD AND NO VOTING INSTRUCTIONS ARE INDICATED ON THE PROXY CARD, YOUR SHARES OF COMMON STOCK WILL BE VOTED FOR THE ELECTION OF EACH OF THE NOMINEES.

Additionally, the enclosed form of proxy provides a method for Shareholders to vote “FOR” or “AGAINST,” or to “ABSTAIN” from voting for, the ratification of the Company’s independent auditors and the approval of the Company’s executive compensation. Provided a quorum is present, approval of these proposals requires the affirmative vote of a majority of the votes cast in person or by proxy at the Annual Meeting and entitled to vote on the proposals. A properly executed proxy marked “ABSTAIN” with respect to any of these matters will not be voted, although it will be counted for purposes of determining whether a quorum is present at the Annual Meeting. As with the election of directors, an abstention will have no effect on the outcome of the vote on these matters because for voting purposes they are not considered votes cast.

Brokers who hold shares in street name for customers who are beneficial owners of such shares are prohibited from giving a proxy to vote such customers’ shares on “non-routine” matters in the absence of specific instructions from such customers. This is commonly referred to as a “broker non-vote.” Both the election of directors and the shareholder advisory vote on executive compensation are considered non-routine matters under applicable rules and, therefore, a broker or other nominee may not vote on these matters without instructions from the beneficial owner. Consequently, there may be broker non-votes with respect to these proposals. Broker non-votes, however, will be treated in the same manner as abstentions for voting and quorum purposes and will have no effect on the outcome of these proposals. IF YOU ARE A BENEFICIAL OWNER OF SHARES HELD IN STREET NAME AND DO NOT PROVIDE YOUR BROKER WITH SPECIFIC VOTING INSTRUCTIONS, YOUR BROKER CANNOT VOTE YOUR SHARES IN THE ELECTION OF DIRECTORS OR WITH RESPECT TO THE SHAREHOLDER ADVISORY VOTE ON EXECUTIVE COMPENSATION.

BOARD PROPOSAL NO. 1: ELECTION OF DIRECTORS

General

The Company’s Board is comprised of one class of directors, elected annually. Each director serves a term of one year or until his or her successor is duly elected or qualified. The number of directors has been set at 13 for the ensuing year. In accordance with the Company’s bylaws, the Board has the power to fix or change the number of directors up to a maximum Board size of 15 and to fill vacancies on the Board (including vacancies resulting from an increase in Board size) by resolution and without any further action of the Shareholders.

The slate of nominees has been recommended to the Board by its Nominating and Governance Committee and ratified by the Board. Each nominee has consented to being named in this proxy statement and to serve if elected. Except for Nicholas Brown, John Reynolds and Sherece West, each nominee was elected at the 2011 Annual Meeting and presently serves as a member of the Board. Each Nominee not previously elected to the Board was recommended to the Nominating and Governance Committee by individual committee members or officers of the Company or its bank subsidiary, Bank of the Ozarks (the “Bank”), based on their business and community contacts. Dr. Walter Kimbrough, who has served as a director since his election at the 2011 Annual Meeting, is not standing for re-election at the 2012 Annual Meeting because he has accepted a new employment position and will be relocating outside the Company’s trade area.

Board Recommendation

The Board unanimously recommends that Shareholders vote “FOR” the election of each nominee. Proxies solicited by the Board will be so voted unless Shareholders specify a contrary choice in their proxies. If a nominee should for any reason become unavailable for election, proxies may be voted with discretionary authority by the proxy holder for a substitute designated by the Board.

Nominees for Election as Directors

The following paragraphs provide information as of the date of this proxy statement about each nominee. The information presented includes information each director has given us about his or her age, all positions currently held, principal occupation and business experience for the past five years, and the names of other publicly-held companies of which he or she currently serves as a director or has served as a director during the past five years. In addition to the information presented below regarding each nominee’s specific experience, qualifications, attributes and skills that led our Board to the conclusion that such nominee should serve as a director, we also believe that all of our director nominees have a reputation for integrity, honesty and adherence to high ethical standards. They each have demonstrated leadership, business or professional acumen and an ability to exercise sound judgment, as well as a commitment of service to the Company and our Board.

George Gleason, age 58, Chairman and Chief Executive Officer. Mr. Gleason has served the Company or the Bank as Chairman, Chief Executive Officer and/or President since 1979. He holds a B.A. in Business and Economics from Hendrix College and a J.D. from the University of Arkansas. The Company believes Mr. Gleason’s qualifications to sit on the Board include his extensive experience in banking, strategic planning and his leadership skills as demonstrated by his 33 years of service to the Company.

Mark Ross, age 56, Vice Chairman and Chief Operating Officer. Mr. Ross has served in various capacities for the Company or the Bank since 1980. He was elected as a director of the Company in 1992 and was elected as Vice Chairman, President and Chief Operating Officer in 2002. In May 2011 the Company decided to utilize the title of President to designate leaders of divisions and market areas, and at that time Mr. Ross’ title was changed to Vice Chairman and Chief Operating Officer. Mr. Ross holds a B.A. in Business Administration from Hendrix College. The Company believes that Mr. Ross’ business and finance experience, including his thorough experience in bank operations management and knowledge of the Company, qualifies him to sit on the Board.

Jean Arehart, age 71, Director since 2002. Ms. Arehart is a retired Senior Lending Officer and retired Chairman of the Loan Committee of the Bank. Ms. Arehart joined the Bank in 1996 and served in several capacities, including Executive Vice President, President of the Mortgage Division, Senior Lending Officer and Chairman of the Loan Committee until her retirement in January 2005. Prior to 1996 Ms. Arehart served as Senior Vice President and a member of the Executive Committee of Twin City Bank (now U.S. Bank, formerly Firstar Bank of Arkansas, formerly Mercantile Bank of Arkansas), where she worked from 1979 to 1996. The Company believes that Ms. Arehart’s extensive experience in banking and management, including her knowledge of loan underwriting, the mortgage business and her service as an executive for another bank, qualifies her to serve on the Board.

Nicholas Brown, age 53, Director Nominee for 2012. Mr. Brown is currently the President and CEO of Southwest Power Pool (SPP) in Little Rock, Arkansas. SPP is one of nine Regional Transmission Organizations, mandated by the Federal Energy Regulatory Commission to ensure reliable supplies of power, adequate transmission infrastructure and competitive wholesale prices of electricity. He has served SPP in multiple capacities since 1985, including that of a Senior Engineer, Director of Engineering and Operations, Vice President, Senior Vice President and Corporate Secretary. Mr. Brown holds a B.S. in Electrical Engineering from Louisiana Tech University and a B.S. in Physics and Math from Ouachita Baptist University. He is active in numerous civic groups, including the Arkansas Chamber of Commerce, as a member of Fifty for the Future and as a member of the board of directors of the Arkansas Symphony Orchestra. The Company believes that Mr. Brown’s qualifications to sit on the Board include his experience in corporate management, leadership and strategic implementation.

Richard Cisne, age 61, Director since 2004. Since 1987 Mr. Cisne has been a founding partner of Hudson, Cisne & Co., an Arkansas C.P.A. firm. He holds a B.S.B.A. from the University of Arkansas and is a C.P.A. The Company believes that Mr. Cisne’s experience as a local business owner, his background in public accounting and his understanding of corporate finance qualify him to sit on the Board.

Robert East, age 64, Director since 1997. Mr. East is Chairman and Chief Executive Officer of Robert East Company, Inc., an investment company, Chairman and Chief Executive Officer of East-Harding, Inc., a general contracting firm, and Managing Partner in Advanced Cabling Systems LLC, which is a provider of fiber optic cable installations and security systems. He is also a partner or owner of numerous real estate projects and other investments. Mr. East holds a B.A. in Finance and Administration from the University of Arkansas. The Company believes that Mr. East’s knowledge of investments, finance and real estate as well as his leadership and management acumen qualify him to serve on the Board.

Linda Gleason, age 57, Director since 1987. From 1992 to 1996 Ms. Gleason served as the Company’s Deputy Chief Executive Officer and Assistant Secretary. She attended Arkansas State University and the University of Arkansas at Little Rock. The Company believes that Ms. Gleason’s experience in banking, organizational planning, internal operations and her 25 years of service as a director of the Company qualify her to sit on the Board.

Henry Mariani, age 73, Director since 1997. Mr. Mariani is Chairman of N.L.C. Products, Inc., a manufacturing, wholesale and retail mail order operation with four catalogs featuring executive gifts, Irish gifts, female gifts and hunting equipment and supplies. Prior to 2008 Mr. Mariani served as Chairman and Chief Executive Officer of N.L.C. Products, Inc. He holds a B.S. in Finance from Penn State University and is a C.P.A. The Company believes that Mr. Mariani’s qualifications to sit on the Board include his executive experience in sales, marketing, corporate operations and manufacturing as well as his background in finance and accounting.

Robert Proost, age 74, Director since 2011. Mr. Proost is retired and from 1988 through 2001 served as Corporate Vice President, Chief Financial Officer and Director of Administration for A. G. Edwards, Inc., where he also served as a director and member of the executive committee. Prior to that Mr. Proost practiced law, specializing in corporate, securities and banking law with a St. Louis, Missouri law firm from 1965 through 1988. Mr. Proost also served on the board of directors of Baldor Electric Company, a marketer, designer and manufacturer of electric motors, drives and generators based in Fort Smith, Arkansas from 1988 until it was acquired by a third party in February 2011. Mr. Proost holds a B.A. in Political Science from St. Louis University and a J.D. from Washington University Law School. The Company believes Mr. Proost’s qualifications to sit on the board include his extensive knowledge and experience in corporate securities and banking law as well as his varied and extensive background in business and finance.

R. L. Qualls, age 78, Director since 1997. Dr. Qualls is retired President and Chief Executive Officer of Baldor Electric Company, a marketer, designer and manufacturer of electric motors, drives and generators based in Fort Smith, Arkansas. Dr. Qualls served on the board of directors of Baldor from 1987 until it was acquired by a third party in February 2011. From 1993 to 1998 he served as Chief Executive Officer and President of Baldor and was Vice Chairman from 1998 to 2000. Effective February 1, 2011 Dr. Qualls was appointed co-chairman of Taylor Companies, an international merger and acquisition Company headquartered in Washington, D.C. Dr. Qualls holds B.S. and M.S. degrees in Economics from Mississippi State University and completed his doctoral work in Economics at Louisiana State University. The Company believes that Dr. Qualls’ executive experience in leading a large manufacturer with complex operational and financial requirements as well his prior service on another publicly traded company’s board, offers the Company unique experience and insights which qualify him to serve on the Board.

John Reynolds, age 47, Director Nominee for 2012. Dr. Reynolds is currently the Pathologist and Laboratory Director for Memorial Hospital in Bainbridge, Georgia, a position he has held since 1995. He served as Chief of Staff of that hospital from 2002 through 2004 and currently serves as the medical staff Treasurer. Dr. Reynolds is a Fellow in the College of American Pathologists and is Board Certified in Anatomic and Clinical Pathology. He holds a B.S. from Emory University and an M.D. from Emory University School of Medicine. Dr. Reynolds has extensive holdings in timber and agricultural land. He also previously served for 14 years as a board member or advisory board member of a bank in Bainbridge, Georgia. The Company believes that Dr. Reynolds’ involvement and leadership in the Georgia medical community, his experience with land, timber and agricultural businesses, and his prior service as a board member or advisory board member of a banking institution qualify him to serve on the Board.

Kennith Smith, age 80, Director since 1997. Mr. Smith is retired and previously served as owner and operator of Smith Cattle Farm from 1984 until his retirement in 1993. Prior to that, he was co-owner of Mulberry Lumber Company. Mr. Smith has also served as a director of the Bank since 1977. The Company believes that Mr. Smith’s experience in agriculture, his experience as a businessman, and his 35 years of dedicated service to the Company and Bank provide him with strong business skills and insights on the Company which qualify him to sit on the Board.

Sherece West, age 46, Director Nominee for 2012. Dr. West is President and Chief Executive Officer of the Winthrop Rockefeller Foundation, a private, independent foundation whose mission is to improve the lives of all Arkansans in three interrelated areas: economic development; education; and economic, racial, and social justice. Involved in philanthropy for over 15 years, she served as CEO of the Louisiana Disaster Recovery Foundation and as a program associate at the Annie E. Casey Foundation. Her professional career includes experience in community development, public policy and advocacy, and public service. Dr. West holds a B.A. from Bowie State University, an M.A. in Public Policy from the University of Michigan Gerald R. Ford School of Public Policy and a Ph.D. in Public Policy from the University of Maryland. She is a Fellow of the Alfred P. Sloan Foundation Policy Institutes. Dr. West is active in a number of nonprofits and philanthropic organizations. The Company believes Dr. West’s qualifications to serve on the Board include her experience as the CEO of multiple nonprofit organizations, her extensive academic background in public policy and social issues, and her dedication to community involvement.

Family Relationships

Linda Gleason is the wife of George Gleason. Except for the foregoing, no family relationships exist among any of the above named persons. Unless otherwise indicated, each of the above named persons serves in the same position with the Company and the Bank.

Board Leadership Structure

The Board believes that the Company’s Chief Executive Officer is best situated to serve as Chairman because he is the director most familiar with the Company’s business and industry, and most capable of effectively identifying strategic priorities and leading the discussion and execution of strategy. Independent directors and management have different perspectives and roles in strategy development. The Company’s independent directors bring experience and expertise from outside the Company and industry, while the Chief Executive Officer brings Company-specific experience and expertise. The Board believes that the combined role of Chairman and Chief Executive Officer promotes strategy development and execution and facilitates information flow between management and the Board, which are essential to effective governance.

One of the key responsibilities of the Board is to develop strategic direction and hold management accountable for the execution of strategy once it is developed. The Board believes the combined role of Chairman and Chief Executive Officer, together with the role of the presiding independent director, Dr. R. L. Qualls, having the duties described below, is in the best interest of shareholders because it provides an appropriate balance between strategy development and independent oversight of management.

Dr. Qualls serves as presiding independent director. He has the responsibility of presiding at all meetings of the Board’s independent directors, consulting with the Chairman and Chief Executive Officer on Board and committee meeting agendas, acting as a liaison between management and the non-management directors, including maintaining frequent contact with the Chairman and Chief Executive Officer and advising him on the efficiency of the board meetings, facilitating teamwork and communication between the non-management directors and management, as well as additional responsibilities that are more fully described in the Company’s Corporate Governance Principles.

Meeting Attendance

During 2011 the Board met on 12 occasions. In 2011 each director attended at least 75% or more of the total of meetings of the Board and committees of the Board during the period in which he or she served. Under the Company’s Corporate Governance Principles, each director is expected to attend Board and committee meetings, as applicable, and spend sufficient time to properly discharge his or her responsibilities.

It is the Company’s policy that all directors attend the Annual Meeting of Shareholders. All Board members who were nominated and elected at the Company’s 2011 Annual Meeting of Shareholders were in attendance at such meeting.

Board Composition and Nominating Process

The Company’s Nominating and Governance Committee recommends to the Board nominees for director. The Nominating and Governance Committee considers candidates recommended by its members, other current board members and management of the Company. The Nominating and Governance Committee also has the authority to engage professional search firms to assist it in identifying director candidates.

Additionally, the Nominating and Governance Committee will consider any and all Shareholder suggestions for names of nominees to the Board for the 2013 Annual Meeting of Shareholders, provided that such suggestions are made in writing and delivered to the Secretary of the Company on or before December 1, 2012. A Shareholder wishing to recommend a prospective nominee for the Board should notify the Company’s Corporate Secretary in writing with any and all supporting material the Shareholder considers appropriate. The Nominating and Governance Committee strives to evaluate all prospective nominees to the Board in the same manner and in accordance with the same procedures, without regard to whether the prospective nominee is recommended by a Shareholder, the committee, another board member or members of management. However, the Nominating and Governance Committee may require additional steps in connection with the evaluation of candidates submitted by Shareholders due to the potential that the existing directors and members of management will not be as familiar with the proposed candidate as compared to candidates recommended by existing directors or members of management.

In identifying and evaluating potential nominees for director, the Nominating and Governance Committee considers individuals from various disciplines and diverse backgrounds. Although the Company has no formal policy regarding diversity, the Board believes that diversity, including diversity in background, skills, experience, expertise, viewpoints, gender, race and culture, is an important component of a robust board of directors. As a primary consideration the Board seeks members with complementary individual backgrounds which maximize perspective and ensure a wealth of experience to enable the Board to make better informed decisions. The Nominating and Governance Committee regularly assesses the mix of skills and industries currently represented on the Board, whether any vacancies on the Board are expected due to retirement or otherwise, the skills represented by retiring directors, and additional skills highlighted during the Board self-assessment process that could improve the overall quality and ability of the Board to carry out its functions. The Nominating and Governance Committee or a subcommittee may interview potential candidates to further assess their ability to serve as a director, as well as the qualifications possessed by the candidates.

Prior to completing its recommendation to the Board of nominees for election to the Board, the Nominating and Governance Committee requires each potential candidate to complete a director’s and executive officer’s questionnaire and a report on all transactions between the candidate and the Company, its directors, officers and related parties. The Nominating and Governance Committee reserves the right to seek such additional information on the nominee as the committee deems appropriate in connection with its evaluation. Once the Nominating and Governance Committee has obtained all requested information, it will then evaluate the prospective nominee to determine whether such person possesses the following important attributes and qualifications as established by the committee.

•	The highest personal and professional ethics, integrity and values and a commitment to representing the long-term interests of Shareholders.

•	An inquisitive and objective perspective, practical wisdom, mature judgment and the ability to exercise informed judgment in the performance of his or her duties.

•	The ability and willingness to commit sufficient time and attention to discharge his or her obligations.

•	A distinguished record of leadership and success in his or her arena of activity.

•	A strong background of relevant experience or education.

•	Strong community ties in the Company’s banking markets or with the business community that can assist the Company.

The Nominating and Governance Committee will also consider such other relevant factors as it deems appropriate. After completing this evaluation, the committee will make a recommendation to the Board of the persons who should be nominated, and the Board will then determine the nominees after considering the recommendations of the committee.

Board Independence

The Board has determined that the following nominees, who comprise a majority of the proposed nominees to the Board, qualify as “independent” under The NASDAQ Stock Market Inc. (“NASDAQ”) listing standards: Jean Arehart, Nicholas Brown, Richard Cisne, Robert East, Henry Mariani, Robert Proost, R.L. Qualls, John Reynolds, Kennith Smith, and Sherece West.

Governance Initiatives

The Board has adopted a number of measures designed to comply with the requirements of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and final rules of the Securities and Exchange Commission (“SEC”) interpreting and implementing the Sarbanes-Oxley Act, as well as NASDAQ listing standards. Specifically the Board has (1) established an independent Nominating and Governance Committee, (2) adopted a Nominating and Governance Committee Charter (revised March 21, 2006), (3) adopted a set of Corporate Governance Principles (revised February 15, 2011), (4) adopted a Code of Ethics (revised April 20, 2010), (5) established an independent Audit Committee, (6) adopted an Audit Committee Charter (revised February 17, 2012), (7) adopted specific procedures requiring pre-approval by the Audit Committee of audit, audit-related and non-audit services to be provided by the Company’s independent auditors, (8) established an independent Personnel and Compensation

Committee and (9) adopted a Personnel and Compensation Committee Charter outlining the duties of the Personnel and Compensation Committee (revised February 16, 2010). Copies of the currently effective Audit Committee Charter, Personnel and Compensation Committee Charter, Nominating and Governance Committee Charter, Code of Ethics and Corporate Governance Principles are available on the Company’s website at www.bankozarks.com.

The Company, the Board and each of the Board committees will continue to monitor corporate governance developments and will continue to evaluate committee charters, duties and responsibilities with the intention of maintaining full compliance with all applicable corporate governance requirements.

Committees

The following is a brief description of the functions of the Company’s principal committees. A complete description of the duties and responsibilities of each committee can be found in its written charter, set forth on the Company’s website.

Nominating and Governance Committee. The Nominating and Governance Committee met three times in 2011. The Nominating and Governance Committee is appointed by the Board to (1) assist the Board by identifying individuals qualified to become Board members and to recommend to the Board the director nominees for the next annual meeting of Shareholders, (2) review and recommend to the Board the Corporate Governance Principles applicable to the Company, (3) review the Company’s management succession plans and make recommendations to the Board regarding such succession plans, (4) lead the Board in its annual review of the Board’s performance, (5) assist the Board in determining the independent status of directors under the director independence rules of NASDAQ and related SEC rules, and (6) review and approve certain transactions between the Company and its officers, directors or affiliates. During 2011 the Nominating and Governance Committee was comprised of the following four directors: R.L. Qualls as Chairman, Robert East, Henry Mariani and Kennith Smith. The Board, with the assistance of the Nominating and Governance Committee, has determined that Messrs. Qualls, East, Mariani, and Smith are “independent” under NASDAQ listing standards. Assuming their re-election to the Board, Messrs. East as Chairman, Mariani, Qualls and Smith are expected to serve on the Nominating and Governance Committee for the remainder of 2012 and until the next annual meeting of Shareholders.

Audit Committee. The Audit Committee met four times in 2011. The Audit Committee’s primary function, which is further described in the Audit Committee Charter, is to assist the Board in fulfilling its oversight responsibilities relating to the Company’s auditing, accounting and financial reporting processes. The Audit Committee is directly responsible for the engagement, compensation, retention and oversight of the Company’s independent auditors and the review and oversight of the Company’s internal controls. The Audit Committee also receives and reviews periodic reports and presentations of the loan review and compliance officers and the internal auditors, provides general oversight and direction for their work, and coordinates corrective action as appropriate. See the Report of the Audit Committee on page 28 of this proxy statement. Henry Mariani, as Chairman, Richard Cisne, Robert Proost and R. L. Qualls served on the Audit Committee during 2011. The Board, with the assistance of the Nominating and Governance Committee, has determined that in 2011 each of these individuals qualified as an “independent” director under the Sarbanes-Oxley Act, related SEC rules and NASDAQ listing standards related to audit committees, and that each satisfied all other applicable standards for service on the Audit Committee. In addition, the Board has determined that in 2011 Henry Mariani and Richard Cisne each qualified as an “audit committee financial expert” within the meaning of the regulations of the SEC. Assuming their re-election to the Board, Henry Mariani as Chairman, Richard Cisne, Robert East and Robert Proost are expected to serve as the Audit Committee for the remainder of 2012 and until the next annual meeting of Shareholders. The Board has determined that Messrs. Mariani, Cisne, East and Proost qualify as “independent” directors under the Sarbanes-Oxley Act, related SEC rules and NASDAQ listing standards related to audit committees, and meet all other applicable standards for service on the Audit Committee. In addition, the Board has determined that Messrs. Mariani, Cisne and Proost each qualify as an “audit committee financial expert” within the meaning of the regulations of the SEC.

Personnel and Compensation Committee. The Personnel and Compensation Committee (the “Compensation Committee”) met six times in 2011. The Compensation Committee reviews, evaluates and approves compensation plans, policies and programs of the Company, reviews and approves compensation for the Company’s directors, considers, approves and reviews all salaries, incentive plans and bonuses for officers and employees, reviews additions and separations of personnel, oversees administration of the employee benefit plans and programs, including the Company’s equity compensation plans, and oversees staff training and educational programs. The Compensation Committee also reviews and discusses with management the Company’s Compensation Discussion and Analysis, beginning on page 14 of this proxy statement. Kennith Smith, as Chairman, Henry Mariani, and R. L. Qualls served on the Compensation Committee during 2011. The Board, with the assistance of the Nominating and Governance Committee, has determined that Messrs. Mariani, Qualls and Smith were “independent” under

NASDAQ listing standards in 2011. Assuming their election or re-election to the Board, R.L. Qualls as Chairman, Nicholas Brown, John Reynolds and Kennith Smith are expected to serve as the Compensation Committee for the remainder of 2012 and until the next annual meeting of Shareholders. The Board has determined, that Messrs. Qualls, Brown, Reynolds and Smith are “independent” under NASDAQ listing standards for 2012.

Trust Committee. The Trust Committee met four times in 2011. The operation of the Trust and Wealth Management Division and the administration of its trust accounts are overseen by the Trust Committee. In 2011, Mark Ross as Chairman, Jean Arehart, Robert East, Linda Gleason and Walter Kimbrough served on the Trust Committee. Dr. Kimbrough will continue to serve on the Trust Committee until the conclusion of his term of service effective April 17, 2012. Assuming their election or re-election to the Board, Mark Ross as Chairman, Jean Arehart, Linda Gleason and Sherece West are expected to serve on the Trust Committee for the remainder of 2012 and until the next annual meeting of Shareholders. Tyler Vance, Chief Banking Officer, is also expected to serve on the Trust Committee for the remainder of 2012 and until the next annual meeting of Shareholders.

Loan Committee. The Loan Committee met 51 times in 2011. This committee has responsibility for reviewing and approving all loans and aggregate loan relationships in excess of $3 million, up to the lending limit of the Bank, and for administering other aspects of the lending function. In 2011 the Loan Committee was comprised of Darrel Russell, Chief Credit Officer and Chairman of the Loan Committee; Scott Hastings, President of the Leasing Division; Tyler Vance, Chief Banking Officer; and Matt Reddin, Central Arkansas Division President plus any five or more members of the Board. During 2011 Jean Arehart, George Gleason, Linda Gleason, R. L. Qualls and Kennith Smith served as the five standing board members on the Loan Committee when available, and other Board members were selected to serve by the Chief Executive Officer (“CEO”) or Chief Credit Officer in the absence of one or more of such Board members. To insure a full understanding by the Board of the Company’s credit processes and culture, each board member who is not a standing member of the loan committee is invited to serve, on a rotating basis, as an additional member of the Loan Committee for a calendar quarter. For the remainder of 2012 and until the next annual meeting of Shareholders, it is expected that the Loan Committee will be comprised of the four Company officers named above and any five or more Board members.

ALCO and Investments Committee. The ALCO and Investments Committee met four times in 2011. Management of the asset/liability (interest rate risk) position, liquidity, funds management and investment portfolio is overseen by the ALCO and Investments Committee. Greg McKinney, as Chairman, Kristen Bextermueller, Susan Blair, George Gleason, Scott Hastings, Mark Ross and Tyler Vance, each of whom are officers of the Company, served on the ALCO and Investments Committee through mid-April of 2011. On April 29, 2011, the Board approved changes to the membership of the ALCO and Investments committee to include Greg McKinney, as Chairman, Kristen Bextermueller, Greg Dalton, George Gleason, Tim Hicks, Luke King, Matt Reddin, Mark Ross and Tyler Vance, each of whom are officers of the Company. Messrs. McKinney, Dalton, Gleason, Hicks, King, Reddin, Ross and Vance and Ms. Bextermueller are expected to continue to serve on the ALCO and Investments Committee for the remainder of 2012 and until the next annual meeting of Shareholders.

Other Committees. The Board may establish additional committees in order to properly fulfill its duties and serve the needs of the Company. Currently, consideration is being given to the formation of an Executive Committee which would be comprised of the Chairman of the Board and the respective Chairmen of the Nominating and Governance Committee, the Audit Committee and the Personnel and Compensation Committee. The Board may, from time to time, provide for different or additional members of all of its committees.

Oversight of Risk Management

The Board’s role in the Company’s risk oversight process includes receiving regular reports from members of senior management on areas of material risk to the Company, including operational, financial, legal and regulatory, and strategic and reputational risks. Appropriate committees of the Board receive these reports from senior management within the organization to enable the Board to understand risk identification, risk management and risk mitigation strategies. When a committee receives such a report, the chairman of the relevant committee reports on the discussion to the full Board during the committee reports portion of the next Board meeting. This enables the Board and its committees to coordinate the risk oversight role.

Process for Communicating with Board Members

The Board has established a process for Shareholders to communicate with Dr. R.L. Qualls, the presiding independent director of the Company’s regular meetings of independent directors. All communications should be to Bank of the Ozarks, Inc., Attn: Dr. R.L. Qualls, Presiding Independent Director, P.O. Box 8811, Little Rock, AR 72231-8811. Communications regarding nominations of candidates to the Board or proposals to be included in the proxy solicitation are subject to additional requirements that are discussed separately in this proxy solicitation. See “Board Proposal No. 1: Election of Directors – Board Composition and Nominating Process” and “Shareholder Proposals.”

BOARD PROPOSAL NO. 2: RATIFICATION OF INDEPENDENT AUDITORS

The Audit Committee of the Board selected and appointed the accounting firm of Crowe Horwath LLP as independent auditors for the year ending December 31, 2012, and seeks ratification of the appointment by the Shareholders. This will be the seventh year Crowe Horwath LLP has served as the Company’s independent auditors. Representatives of Crowe Horwath LLP will be present at the Annual Meeting and representatives will have the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

Fees incurred for services provided by the Company’s independent auditors for the years ended December 31, 2011 and 2010 were:

	2011	2010
Audit Fees	$466,130	$380,870
Audit-Related Fees	—	10,915
Tax Service Fees	—	—
All Other Fees	—	—

	$466,130	$391,785

Audit fees totaling $466,130 for 2011 and $380,870 for 2010 relate to the audit of the Company’s consolidated financial statements, review of the Company’s quarterly reports on Form 10-Q and the audit of the Company’s 401(k) Retirement Savings Plan (the “401(k) Plan”). These fees do not include reimbursements for travel or other out of pocket expenses. Audit-related fees include consulting services rendered by Crowe Horwath LLP on acquisitions made by the Company during 2010. Tax services are provided by another accounting firm.

The Audit Committee previously adopted a policy for pre-approval of engagements for audit, audit-related and non-audit services by the independent auditors. The policy requires that all audit services and audit-related services to be performed by the independent auditors be pre-approved by the Audit Committee. Non-audit services must first be pre-approved by the Chief Financial Officer before being submitted for pre-approval to the Audit Committee. The requirement for pre-approval by the Audit Committee of an engagement for non-audit services by the Company’s independent auditors may be waived if the aggregate amount of all such non-audit services provided by the independent auditors is less than five percent of the total amount of fees paid by the Company to the independent auditors during the fiscal year when the non-audit services are provided, such services were not recognized by the Company at the time of the engagement as non-audit services, and the services are promptly brought to the attention of the Audit Committee and approved by the Audit Committee, or by one or more members of the Audit Committee who are members of the Board to whom authority to grant such approvals has been delegated by the Audit Committee prior to the completion of the audit.

Board Recommendation

The Board unanimously recommends a vote “FOR” the ratification of the Audit Committee’s selection and appointment of Crowe Horwath LLP as independent auditors for the year ending December 31, 2012. Proxies solicited by the Board will be so voted unless Shareholders specify in their proxies a contrary choice.

If the appointment of Crowe Horwath LLP as independent auditors for the year ending December 31, 2012 is not ratified, the matter will be referred to the Audit Committee for further review.

BOARD PROPOSAL NO. 3: ADVISORY, NON-BINDING, VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (“Dodd-Frank”), signed into law during 2010, requires that companies must provide a shareholder vote, on a non-binding advisory basis, to approve executive compensation as disclosed pursuant to the compensation disclosure rules of the SEC. This disclosure must include the Compensation Discussion and Analysis, the compensation tables and other related material concerning executive compensation, such as that included in this proxy statement. Accordingly, pursuant to Dodd-Frank and Section 14A of the Securities Exchange Act of 1934, as amended, the Company is providing Shareholders an opportunity to vote on an advisory, non-binding basis to approve the compensation provided by the Company to its named executive officers through the following resolution:

“Resolved, that the Shareholders approve the Company’s compensation of its named executive officers disclosed pursuant to Item 402 of Regulatory S-K, including the Compensation Discussion and Analysis, the compensation tables, and any related disclosures contained in the Company’s Proxy Statement for its 2012 Annual Meeting of Shareholders.”

Future Advisory Votes on Executive Compensation

At the 2011 Annual Meeting of Shareholders, Shareholders were provided an additional advisory, non-binding, vote on the frequency at which shareholder advisory votes on executive compensation (like the one provided above) should be held. A majority of the votes cast at the 2011 Annual Meeting of Shareholders voted in favor of holding such votes on an annual basis, and the Company has determined to hold such votes on an annual basis until the next frequency vote, which is required to occur not less than every six years. Accordingly, the next Shareholder advisory vote to approve the Company’s compensation of its named executive officers will be held at the 2013 Annual Meeting of Shareholders.

Board Recommendation

The Board unanimously recommends that Shareholders vote “FOR” approval of the resolution. Proxies solicited by the Board will be so voted unless Shareholders specify a contrary choice in their proxies.

Dodd-Frank expressly provides that because this Shareholder vote is advisory, it will not be binding upon the Board and it may not be construed as overruling a decision by the Board, nor will the vote create or imply any additional fiduciary duty by the Board, nor shall such vote be construed to restrict or limit the ability of Shareholders to make proposals for inclusion in proxy materials related to executive compensation. The Compensation Committee, however, may take into account the outcome of the vote when considering future executive compensation arrangements.

EQUITY COMPENSATION PLAN INFORMATION

On August 16, 2011, the Company completed a 2-for-1 stock split in the form of a stock dividend effected by issuing one share of Common Stock for each share of such stock outstanding on August 5, 2011. All share and per share information in this Proxy Statement has been adjusted to give effect to this stock split.

The following table sets forth information as of December 31, 2011 concerning shares of Common Stock that may be issued upon the exercise of options and other rights under existing equity compensation plans and arrangements, separately reflecting plans approved by Shareholders and plans or arrangements not submitted to Shareholders for approval.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plan
Equity compensation plans approved by shareholders:
• Bank of the Ozarks, Inc. Stock Option Plan (1)	883,100	$17.77	826,400
• Bank of the Ozarks, Inc. Non-Employee Director Stock Option Plan (2)	108,000	$14.81	—
• Bank of the Ozarks, Inc. 2009 Restricted Stock Plan (3)	—	—	198,100
Equity compensation plans not approved by security holders	—	—	—

Total	991,100		1,024,500

(1)	The Company has an Employee Stock Option Plan which has issued, outstanding and unexercised options to purchase 883,100 shares of Common Stock; 70,000 of these options were exercised in early 2012. This plan has 826,400 authorized shares remaining available for issue as of December 31, 2011.
(2)	The Company has a Non-employee Director Stock Option Plan which has issued and unexercised options outstanding to purchase 108,000 shares of Common Stock; 10,000 of these options were exercised in early 2012. This plan has no specific limitation on the number of remaining authorized shares available for issue, but permits each director who is not otherwise an employee of the Company or any subsidiary, to receive options to purchase 1,000 shares of Common Stock following his or her election as a director of the Company at each annual meeting of Shareholders and up to 1,000 shares upon his or her election or appointment for the first time as a director of the Company.
(3)	The Company has a Restricted Stock Plan approved by Shareholders on April 21, 2009. As of December 31, 2011, there were 201,900 shares of common stock issued as restricted stock, but not yet vested, and 198,100 shares of common stock remaining that can be issued as restricted stock or denominated as restricted stock units.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The only Shareholders known by the Company to own, directly or indirectly, as of February 17, 2012 more than five percent of Common Stock, are reflected in the following table. The table is based on information supplied by principal Shareholders and a review of information on file with the SEC.

Name and Address of Beneficial Owner	Title of Class	Number of Shares of Common Stock Beneficially Owned(1)	Percentage of Outstanding Shares
George Gleason P.O. Box 8811 Little Rock, Arkansas 72231-8811	Common Stock	4,494,776	13.0%

Prudential Financial, Inc.(2) 751 Broad Street Newark, N.J. 07102-5777	Common Stock	2,128,212	6.2%

Jennison Associates LLC(3) 466 Lexington Avenue New York, N.Y. 10017	Common Stock	2,050,566	— (3)

BlackRock, Inc. (4) 40 East 52nd Street New York, NY 10022	Common Stock	2,193,520	6.4%

The Vanguard Group, Inc. (5) 100 Vanguard Blvd. Malvern, PA 19355	Common Stock	2,233,330	6.5%

(1)	For information regarding the direct or indirect nature of Mr. Gleason’s beneficial ownership, see the footnotes to the table regarding Security Ownership of Management. With regard to the other Beneficial Owners, the stock ownership information has been included solely in reliance upon, and without independent investigation of, the disclosures contained in the Beneficial Owner’s Schedule 13G/A.
(2)	Based on information obtained from a Schedule 13G/A filed with the SEC on February 10, 2012 by Prudential Financial, Inc. (“Prudential”) based on share ownership as of December 31, 2011. Prudential’s Schedule 13G/A included the following disclosure in regard to its ownership of Common Stock: “Prudential Financial, Inc. may be deemed the beneficial owner of securities beneficially owned by the Item 7 listed entities and may have direct or indirect voting and/or investment discretion over 2,128,212 shares which are held for its own benefit or for the benefit of its clients by its separate accounts, externally managed accounts, registered investment companies, subsidiaries and/or other affiliates. Prudential Financial, Inc. is reporting the combined holdings of these entities for the purpose of administrative convenience.” In such Schedule 13G/A, Prudential lists Jennison Associates LLC (“Jennison”) as one of the entities included in its Item 7 disclosure as to which Prudential states that it is the direct or indirect parent holding company.
(3)	Based on information obtained from a Schedule 13G/A filed with the SEC on February 10, 2012 by Jennison based on share ownership as of December 31, 2011. Jennison’s Schedule 13G/A included the following disclosure in regard to its ownership of Common Stock: “Jennison Associates LLC (‘Jennison’) furnishes investment advice to several investment companies, insurance separate accounts, and institutional clients (‘Managed Portfolios’). As a result of its role as investment adviser of the Managed Portfolios, Jennison may be deemed to be the beneficial owner of the shares of the Issuer’s Common Stock held by such Managed Portfolios. Prudential Financial, Inc. (‘Prudential’) indirectly owns 100% of equity interests of Jennison. As a result, Prudential may be deemed to have the power to exercise or to direct the exercise of such voting and/or dispositive power that Jennison may have with respect to the Issuer’s Common Stock held by the Managed Portfolios. Jennison does not file jointly with Prudential, as such, shares of the Issuer’s Common Stock reported on Jennison’s Schedule 13G may be included in the shares reported on the Schedule 13G filed by Prudential.”
(4)	Based on information obtained from a Schedule 13G/A filed with the SEC on January 20, 2012 by BlackRock, Inc. based on share ownership as of December 31, 2011.
(5)	Based on information obtained from a Schedule 13G/A filed with the SEC on February 6, 2012 by the Vanguard Group, Inc. based on share ownership as of December 31, 2011.

SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth certain information as of February 17, 2012, unless otherwise noted, with respect to beneficial ownership of the Company’s common stock by each director, director nominee and executive officer of the Company named in the table captioned “Summary Compensation Table” and all directors and executive officers of the Company as a group.

Name	Number of Shares of Common Stock Beneficially Owned(1)		Percentage of Class

George and Linda Gleason	4,494,776	(2)	13.0%
Mark Ross	570,915	(3)	1.7
Jean Arehart	15,236		*
Nicholas Brown	—		—
Richard Cisne	31,300		*
Robert East	84,800	(4)	*
Walter Kimbrough	2,000		*
Henry Mariani	87,000	(5)	*
Greg McKinney	29,612		*
Robert Proost	4,000		*
R. L. Qualls	40,200		*
John Reynolds	—		—
Darrel Russell	78,213	(6)	*
Kennith Smith	81,690	(7)	*
Tyler Vance	30,569		*
Sherece West	—		—
All Directors and Executive Officers as a group (20 persons)	5,581,795		16.0

*	Less than one percent.
(1)	Includes beneficial ownership of common stock shares with respect to which voting or investment power may be deemed to be directly or indirectly controlled. Accordingly, the shares in the foregoing table include shares owned directly, shares held in such person’s accounts under the 401(k) Plan as of December 31, 2011 adjusted for sales subsequent to that date, shares underlying presently exercisable options granted pursuant to the Company’s stock option plans, shares owned by certain of the individual’s family members and shares held by the individual as a trustee or other similar capacity, unless otherwise described below. Shares subject to presently exercisable options (or options exercisable on or within 60 days after December 31, 2011) are held by the directors and executive officers as a group in the amount of 232,200, and held by the named individuals in the amounts as follows: George Gleason (90,000); Linda Gleason (16,000); Richard Cisne (16,000); Robert East (20,000); Walter Kimbrough (2,000); Henry Mariani (14,000); Greg McKinney (14,200); Robert Proost (2,000); R. L. Qualls (20,000); Darrell Russell (15,400); Kennith Smith (8,000); Tyler Vance (6,000); and other executive officers (8,600).
(2)	The amount includes (a) 2,001,437 shares, including 90,000 shares subject to exercisable options, owned directly by Mr. Gleason, (b) 1,285,600 shares owned of record by a trust of which Mr. Gleason is sole trustee and has a 25% life income interest, (c) 913,089 shares held in Mr. Gleason’s account under the 401(k) Plan, (d) 25,772 shares owned of record by a charitable trust for which Mr. and Mrs. Gleason are co-trustees, (e) 94,816 shares, including 16,000 shares subject to exercisable options, owned directly by Mrs. Gleason, (f) 84,000 shares issued under the Company’s 2009 Restricted Stock Plan, and (g) 90,062 shares representing shares held in a trust of which Mr. Gleason, his spouse and their descendants are beneficiaries. In addition, 2,400 shares formerly owned by Mr. Gleason as custodian for one of his adult children were transferred in early 2012 to a trust for the benefit of the adult child, in which trust Mr. Gleason is not the trustee and has no sole or shared voting or dispositive power over the shares. As such, Mr. Gleason disclaims any beneficial interest in such shares.
(3)	Includes (a) 100,000 shares owned directly by Mr. Ross, (b) 65,315 shares held in Mr. Ross’ account under the 401(k) Plan, (c) 290,400 shares owned of record by a trust for the benefit of Mr. Ross and his children and for which Mr. Ross maintains a life interest only, (d) 15,200 shares issued under the Company’s 2009 Restricted Stock Plan, and (e) 100,000 shares owned by Mr. Ross’ spouse.
(4)	Includes 700 shares held by Mr. East’s spouse.
(5)	Includes 1,000 shares held by Mr. Mariani’s spouse.
(6)	Includes 4,330 shares held by Mr. Russell’s spouse.
(7)	Includes 2,096 shares held by Mr. Smith’s spouse.

COMPENSATION DISCUSSION AND ANALYSIS

General

The purpose of this Compensation Discussion and Analysis (“CD&A”) is to provide information about the philosophies and principles of the Company regarding its compensation program for executive officers, including its Chief Executive Officer, Chief Financial Officer and three other executive officers who were the most highly compensated in fiscal year 2011 (which are referred to as “named executive officers”). The following individuals were named executive officers for 2011.

George Gleason, Chairman and Chief Executive Officer

Greg McKinney, Chief Financial Officer and Chief Accounting Officer

Mark Ross, Vice Chairman and Chief Operating Officer

Tyler Vance, Chief Banking Officer

Darrel Russell, Chief Credit Officer and Chairman of the Loan Committee

Objectives of Compensation Program

The Company’s goals and objectives with respect to its compensation program are to make decisions consistent with the long-term growth and performance objectives of the Company. The Company’s compensation program is designed to reward contributions toward the Company’s attainment of long-term growth and the achievement of the Company’s performance objectives. In 2011 the Company’s compensation program for the named executive officers and other executives was based upon the following principles and policies.

•

The Company is committed to providing a competitive pay program that is fair, non-discriminatory and forward-looking, and helps attract and retain quality executives while motivating such persons to perform their jobs in the most effective manner. In order to achieve this purpose, the Company’s compensation policies must, among other things, (1) be internally equitable and externally competitive, (2) reward individuals based upon productivity and performance, (3) contain an appropriate mix of cash and long-term or equity-based compensation, (4) be administratively efficient and within budgetary parameters and (5) be flexible in response to changing conditions.

•

Non-equity incentive plan compensation is paid to certain personnel based on a mathematical formula of profit center or division profitability with consideration given to insuring that the amount and structure of such incentive compensation does not encourage employees to take unnecessary or excessive risks that could threaten the financial condition of the Company.

•

The 2011 year was very profitable for the Company and the Compensation Committee felt it appropriate to reward most employees with a bonus. These bonuses were generally based on a percent of the employee’s salary.

•

The Company was actively involved with three FDIC-assisted acquisitions in 2011. These three acquisitions resulted in significant additional work and travel for personnel involved in the acquisitions, integrations and systems conversions of the acquired institutions. In addition, there was further extensive work and travel related to due diligence and evaluation on prospective banks. The Compensation Committee felt employees engaged in these activities were deserving of additional compensation in the form of bonuses. These bonus amounts were subjectively determined.

The Company has a policy of evaluating the performance of officers and other personnel through communication between supervisors and their employees on an on-going basis. Supervisors are expected to routinely and regularly communicate with employees under their supervision concerning such matters as job expectations and satisfaction or dissatisfaction with job performance. Employees share in the responsibility of maintaining an on-going dialogue with their supervisors. Performance issues discussed are documented when appropriate. Supervisors recommend compensation for such personnel. Senior management, including the Chief Executive Officer, reviews the performance of the Company’s other officers and personnel and makes recommendations on their compensation levels to the Compensation Committee.

At the 2011 Annual Meeting of Shareholders, in a Shareholder advisory, non-binding, vote to approve executive compensation, in excess of 99% of the votes were cast “FOR” a resolution approving the Company’s executive compensation. Taking into consideration the Shareholder approval vote, the Compensation Committee did not substantially alter its process or change the Company’s compensation programs for executive compensation.

Setting Executive Compensation

Role of Executive Officers in Compensation Decisions. Mr. Gleason, the Chairman and Chief Executive Officer; Mr. Ross, the Vice Chairman and Chief Operating Officer; Mr. Vance, the Chief Banking Officer and the Executive Vice President-Human Resources (“EVP-HR”) meet annually with appropriate senior managers and officers to review the performance of each employee of the Company. The conclusions reached and recommendations based on these reviews, including salary adjustments and award amounts, if any, are presented to the Compensation Committee. Recommendations related to the compensation for the Chief Operating Officer, the Chief Banking Officer, the Chief Financial Officer and certain other executive officers are made by the Chief Executive Officer and are presented to the Compensation Committee for approval. The Compensation Committee may approve such recommendations or may exercise its discretion in modifying any recommended compensation, salary adjustments or awards.

Role of the Compensation Committee. The Compensation Committee has responsibility for reviewing, evaluating and approving the compensation plans, policies and programs of the Company. This includes reviewing and approving compensation for the Company’s directors, officers and other personnel, including awards under incentive compensation, any bonus compensation and equity-based plans. The Compensation Committee’s review and approval of compensation includes the total compensation, if any, potentially payable to the Chief Executive Officer and other senior executives under all reasonable scenarios, including death or disability, retirement, voluntary termination, involuntary termination and changes of control.

The Compensation Committee also reviews, with the Company’s EVP-HR, agreements and benefit plans of the Company made available to the senior executive officers and to other executive officers and key employees of the Company to ensure that such arrangements, agreements and benefit plans do not encourage those employees to take unnecessary and excessive risks that could threaten the financial condition of the Company. The Compensation Committee concluded, after such review with the EVP-HR, that the arrangements, agreements and benefit plans of the Company do not encourage those employees to take such risks. The Compensation Committee expects to continue monitoring and periodically evaluating these incentive compensation arrangements, agreements and benefit plans at least annually, as part of the Company’s oversight of risk management for the organization.

Decisions regarding the compensation of the Chief Executive Officer are made by the Compensation Committee. In performing this function, the Compensation Committee reviews various measures of corporate performance including long-term growth in deposits, loans and assets, return on average assets, return on average common shareholders’ equity, net interest margin, efficiency ratio, net charge-off ratio, other measures of growth, earnings, asset quality and risk and other factors deemed appropriate, as well as other subjective and qualitative measures. During 2011, the Compensation Committee engaged an independent third-party compensation consultant to assist in its review and approval of the compensation arrangements of the CEO and certain other of the Company’s executive officers. The use of such consultant is discussed below under “Role of Consultants.”

The Compensation Committee could, at any time, recommend that the Board modify the Company’s compensation programs, including the mix of components of such programs, if it believes that doing so is appropriate to maintain a close alignment between the interests of management, employees and Shareholders.

Role of Consultants. During 2011 the Compensation Committee engaged Blanchard Consulting Group (Blanchard) to provide an independent review of the compensation of selected executive officers of the Bank and to advise the Committee on future executive pay considerations. The positions of CEO and seven other executive officers were the focus of the review. The Compensation Committee reviewed the complexity, profitability and relative performance metrics of the Company as well as the value and performance of the Company’s management team. The Compensation Committee’s goal in undertaking the review was to obtain data from which to evaluate executive pay, ensuring that future compensation arrangements for the selected executive officers are compliant with regulatory practices, competitive in the marketplace and reflective of the Company’s performance and culture.

To perform its review of the CEO position, Blanchard utilized a national peer group of seventeen publicly traded banks with total assets as of the 2010 year-end between $2 billion and $10 billion. The CEO peer group included high performing banks on a nationwide basis. Performance criteria used to select the CEO peer group included banks with a three-year average return on average equity (ROAE) greater than 11% or three-year total return greater than 50%. Because the Compensation Committee believes that the replacement of the Company’s current CEO with an external candidate would most likely be based on a national search, Blanchard was directed to develop a national peer group for the CEO review comprised of high performance banks with asset levels and CEO maturity and experience characteristics similar to those of the Company. The Compensation Committee also concluded that limiting the peer group to the Company’s general trade area would not yield enough similarly situated, high performing banks and comparable data to allow a meaningful review of whether the compensation of the Company’s current CEO was competitive with CEO compensation at other banks with asset levels, performance metrics and cultures comparable to the Company.

The 17 banks comprising this national peer group included the following:

Camden National Corporation (CAC)	NBT Bancorp Inc. (NBTB)
Carter Bank & Trust (CARE)	Republic Bancorp, Inc. (RCBAA)
Century Bancorp, Inc. (CNBKA)	Southside Bankshares, Inc. (SBSI)
City Holding Company (CHCO)	Texas Capital Bankshares, Inc. (TCBI)
CVB Financial Corp. (CVBF)	Tomkins Financial Corporation (TMP)
Eagle Bancorp, Inc. (EGBN)	TrustCo Bank Corp NY (TRST)
First Financial Bancorp (FFBC)	Trustmark Corporation (TRMK)
First Financial Bankshares, Inc. (FFIN)	Westamerica Bancorporation (WABC)
Great Southern Bancorp, Inc. (GSBC)

For the remaining executive officers, Blanchard developed a regional peer group of twenty-one publicly traded banks located in Alabama, Arkansas, Florida, Georgia, Kansas, Kentucky, Louisiana, Missouri, Mississippi, North Carolina, Oklahoma, South Carolina, Tennessee, and Texas, the geographic area generally encompassing or near the Company’s trade area, with 2010 fiscal year-end assets between $2.5 billion and $10 billion. The Compensation Committee directed Blanchard to develop a regional peer group for the remaining executive officers because it believes that banks within or near the Company’s trade area are the banks against which the Company most directly competes for the specialized talents and experience possessed by these executive officers. The Compensation Committee believes that the Company’s executive officers have a keen understanding of the banking markets in which the Company competes, and the Company’s competitors within the region are those most likely to recruit such talent away from the Company.

The 21 Banks comprising the regional peer group included the following:

Ameris Bancorp (ABCB)	Renasant Corporation (RNST)
BancFirst Corporation (BANF)	Republic Bancorp, Inc. (RBCAA)
Capital City Bank Group, Inc. (CCBG)	SCBT Financial Corporation (SCBT)
Community Trust Bancorp, Inc. (CTBI)	Simmons First National Corporation (SNFC)
Enterprise Financial Services Corp. (EFSC)	Southside Bancshares, Inc. (SBSI)
First Bancorp (FBNC)	Southwest Bancorp, Inc. (OKSB)
First Financial Bankshares, Inc. (FFIN)	State Bank Financial Corporation (STBZ)
Great Southern Bancorp, Inc. (GSBC)	Texas Capital Bancshares, Inc. (TCBI)
Home BancShares, Inc. (HOMB)	Trustmark Corporation (TRMK)
Pinnacle Financial Partners, Inc. (PNFP)	United Community Banks, Inc. (UCBI)
Prosperity Bancshares, Inc. (PRSP)

National industry survey data was used to benchmark certain of the non-CEO executive officers where peer group data did not include these positions in 2011 proxy statements.

As part of their review, Blanchard compared and provided information regarding base salary, cash compensation, equity compensation, and total compensation of the Company’s executive officers as a percentile ranking within the peer groups or industry data. Blanchard provided information regarding annual incentive plan payouts as a percentage of salary for the peer group banks that paid incentives in 2010 and showed the range of payouts at various percentiles. Blanchard also provided a summary of performance goals used by the peer groups, and information regarding the payout opportunity levels. Information was provided on cash-based annual incentives as well as equity compensation and long-term incentives. The Blanchard review provided current trends and best practices regarding annual and long-term incentives as compared to recent regulations and guidelines. Finally, the Blanchard report examined the benefit programs and perquisites offered by the Company compared to the peer group or industry survey data.

The Compensation Committee used the Blanchard report, together with recommendations from management, in its review and determination of the compensation programs, salary adjustments and equity awards for the Company’s executive officers for the current year. The Compensation Committee’s conclusions were reached after subjective assessment of the various recommendations and the Blanchard report considered as a whole, and no specific benchmark or targets were used in the determination of such programs, adjustments and equity awards.

Executive Compensation Components for 2011

The Compensation Committee regularly reviews the Company’s compensation program to ensure that the components of the program will allow the Company to achieve the objectives described above. For the year ended December 31, 2011, the principal components of compensation for the Company’s executive officers were:

•	base salary;

•	cash incentive plan compensation;

•	cash bonus generally company-wide computed as a percent of the individual employee’s base salary;

•	cash discretionary bonus to recognize extraordinary effort and performance with respect to due diligence, deployment, integrations and conversions associated with FDIC-assisted acquisitions;

•	long-term equity incentive compensation in the form of stock options;

•	long-term equity incentive compensation in the form of restricted stock;

•	retirement and welfare benefits; and

•	other benefits and perquisites.

The Compensation Committee believes the components of the Company’s compensation program balance the mix of cash and equity compensation and current and longer-term compensation in a way that furthers the compensation objectives discussed above.

Compensation Mix. In setting compensation for the named executive officers, the Company seeks to find an appropriate balance between fixed and performance based compensation and between short-term and long-term compensation. The chart below illustrates the mix of total compensation for Mr. Gleason, individually, and Messrs. McKinney, Ross, Vance and Russell, as a group, based on compensation paid in fiscal year 2011.

Compensation Element	2011 Total Compensation Mix for Mr. Gleason	2011 Total Compensation Mix for Messrs. McKinney, Ross, Vance and Russell
Base Salary	40.3%	52.2%
Bonuses	2.7	6.7
Long-Term Equity Incentive Compensation	37.6	38.3
Retirement and Welfare Benefits and Perquisites	19.4	2.8

In 2011 the Company’s compensation program consisted of the following:

Base Salary. Base salary levels for the named executive officers and other executive officers were subjectively determined with consideration given to the following factors: (1) individual performance contributions in accordance with the compensation philosophy of the Company, (2) senior management’s perception and understanding of the appropriate salary levels that are necessary to remain competitive within the markets in which the Company operates and (3) the Company’s budgetary parameters established for the full year.

During 2011 base salaries paid to the eight individuals as a group (including the Chief Executive Officer) designated as executive officers for the full years of 2010 and 2011 increased 11.6%. The base salaries paid to the five named executive officers in 2011 increased 14.2%, somewhat higher than the increases in base salaries for all eight executive officers as a group.

The table below discloses base salary for each named executive officer in years 2010 and 2011 and the percentage increase in their 2011 base salary from their 2010 base salary. The relatively larger increase in the base salary for Mr. Vance was based primarily on his promotion to Chief Banking Officer in 2011 with the accompanying increase in his responsibilities. The relatively larger increase in the base salary for Mr. Gleason was in recognition of the extraordinary performance of the Company during the period and Mr. Gleason’s significant contributions in all areas of the Company’s business.

	Base Compensation Paid
Named Executive Officer	2010	2011	Percentage Increase
George Gleason	$893,404	$1,062,500	18.9%
Greg McKinney	263,846	290,000	9.9
Mark Ross	284,425	300,000	5.5
Tyler Vance	173,462	210,000	21.1
Darrel Russell	203,462	215,000	5.7

Discretionary bonuses. Company-wide bonuses were paid in recognition of the excellent financial results in 2011, which included an increase in net income of 58.3% compared to 2010. These bonuses were generally paid Company-wide and computed as a percentage of the employee’s base compensation. The total amount of bonus paid and the percentage were recommended by senior management and were based on their judgment. The Compensation Committee approved these recommendations.

The Company also paid bonuses to a number of employees to recognize extraordinary effort and performance in work associated with FDIC-assisted acquisitions. This work often involved extensive travel and long hours, including weekends. Management recommended these bonuses and the Compensation Committee approved these recommendations.

Cash Incentive Compensation. Cash incentive compensation consists of incentive compensation based on a mathematical formula of profit center or division profitability. Only certain personnel are eligible to receive incentive compensation. None of the five named executive officers participated in a cash incentive plan in 2011.

Equity Incentive Plans. The Compensation Committee believes that stock options and awards of restricted stock provide an appropriate incentive to encourage management, particularly senior management, to maximize long-term shareholder returns since the value of stock options and restricted stock bear a direct correlation to long-term appreciation in the Company’s stock price. Grants under the Company’s Employee Stock Option Plan and the Company’s 2009 Restricted Stock Plan have the effect of more closely aligning the interests of management with the interests of Shareholders, while at the same time providing a valuable tool for attracting, rewarding and retaining key employees. The Company has not repriced or otherwise modified options previously issued except to make adjustments as provided in the plan for stock splits.

In order to set grant amounts for stock options and restricted stock, the Chief Executive Officer, the Chief Operating Officer, the Chief Financial Officer and the Chief Banking Officer prepare recommendations, not based on any predetermined criteria or formula, to the Compensation Committee for the number of options and restricted shares to be issued to the named executive officers (including themselves), other officers and Company personnel. The Compensation Committee determines to grant stock options and restricted stock considering this recommendation, results of the Blanchard report regarding equity grants for executive officers and the subjective analysis of a number of factors, including, among others, the overall mix of equity-based compensation to cash compensation, the number and frequency of equity awards and the potential for an individual’s contribution and performance to positively impact the Company’s performance.

Based upon the foregoing factors, in October 2011, the Compensation Committee granted options to purchase a total of 215,400 shares of Common Stock to 323 officers and employees at an exercise price per share of $23.69. All options were issued under the Company’s Employee Stock Option Plan at an exercise price equal to the fair market value of the shares of common stock on the date of grant, determined as the average of the highest reported asked price and the lowest reported bid price for the shares, as quoted on the NASDAQ Global Select Market on the day of issuance. All employee stock options issued in 2011 vest 100% three years after issuance, assuming continuous employment by the eligible employee during this period, and expire seven years after issuance unless sooner terminated in accordance with the terms of the Employee Stock Option Plan.

In October 2011 the Compensation Committee granted 95,700 restricted shares of stock to 28 senior officers (including a total of 62,000 shares to the Company’s eight executive officers). These restricted shares vest 100% three years after issuance, assuming continuous employment by the officer during this period.

For the number of restricted shares granted to each named executive officer in 2011, refer to the table entitled “Grants of Plan-Based Awards in Fiscal Year 2011” on page 23 of this proxy statement.

The Compensation Committee will consider making an award of stock options and restricted shares to existing officers and personnel or to prospective officers and personnel in the future as circumstances warrant.

Retirement and Welfare Benefits. The Company maintains a qualified retirement 401(k) Plan and a Deferred Compensation Plan which are made available to the named executive officers and others as provided below.

The Company’s 401(k) Plan includes a salary deferral feature designed to qualify under Section 401 of the Internal Revenue Code of 1986, as amended (the “Code”). During 2011 and prior years, the 401(k) Plan permitted most employees of the Company to defer a portion of their eligible compensation on a pre-tax basis subject to certain maximum amounts. The Company matched contributions in 2011 up to one-half of the first 6% of compensation deferred by the participant under the 401(k) Plan, subject to certain limitations, with a maximum annual matching contribution of $8,250 per participant. These matching contributions are made in cash and may be adjusted from time to time by the Company. The 401(k) Plan was amended in 1999 to include Common Stock as one of its investment alternatives. Effective January 1, 2005 and going forward, certain “key employees” of the Company [as defined by Code Section 416(i)(1)], were excluded from further salary deferrals under the 401(k) Plan in order for the 401(k) Plan to remain in compliance with the “top heavy” rules in Code Section 416. For the year 2011, all of the executive officers, among others designated by the Board as “key employees,” continued to be excluded from salary deferrals to the 401(k) Plan.

During 2004, the Compensation Committee recommended, and the Board approved, an unfunded deferred compensation plan for certain key employees who were excluded from further salary deferrals under the 401(k) Plan on or after January 1, 2005. Under the Deferred Compensation Plan, eligible participants, defined to include certain key employees of the Company designated by the Board, may elect prior to January 1st of each year to defer payment of a portion of their compensation on a pre-tax basis, but excluding any amounts realized on exercise of stock options. The deferred compensation will be distributable in lump sum or specified installments upon separation from service with the Company or upon specified events constituting an “unforeseeable emergency” as defined in the Deferred Compensation Plan, including medical, housing and other specified emergencies and casualties. The Company makes a contribution to each participant’s account, limited by the Board, of up to one-half of the first 6% of compensation deferred by the participant under the Deferred Compensation Plan, subject to certain limitations. Amounts deferred under the Deferred Compensation Plan are to be set aside and invested in certain approved investments (excluding securities of the Company or its affiliates) designated by the Deferred Compensation Plan’s administrative committee, although the Board in its discretion may grant each participant the right to designate how the funds in the participant’s account shall be invested. In 2011 total matching contributions on behalf of seven of the eight executive officers participating were $50,868, which represented an average of 1.49% of the eligible executive officers’ 2011 W-2 compensation excluding any amounts realized on exercise of stock options.

Refer to the Nonqualified Deferred Compensation Table on page 25 for information about contributions, earnings, withdrawals and distributions relating to the Company’s deferred compensation plan as it pertains to the named executive officers in fiscal year 2011.

Other Benefits and Perquisites. The named executive officers and other executive officers and personnel receive life, health, dental and long-term disability insurance coverage in amounts the Company believes to be competitive with comparable financial institutions. Benefits under these plans are made available to all employees of the Company on comparable terms as those provided to the named executive officers.

The Company also provides certain named executive officers with country club memberships, automobile allowances or other perquisites. The Company believes these perquisites provide executives with benefits similar to those they would receive at comparable financial institutions and are necessary for the Company to remain competitive in the marketplace. The Compensation Committee periodically reviews the personal benefits provided to the executive officers. These benefits and perquisites for the named executive officers are described in the “All Other Compensation” column of the Summary Compensation Table on page 22 and the notes thereto.

Chairman and Chief Executive Officer Compensation

The Compensation Committee has reviewed Mr. Gleason’s compensation package in the context of Mr. Gleason’s historical compensation levels, his contribution to the Company, including individual merit and performance, his significant responsibilities, including assigned duties, relative compensation of comparable positions within the industry and the Blanchard report. Based upon this review the Compensation Committee believes the level of Mr. Gleason’s compensation for 2011 was appropriate.

In addition to his base salary and bonus, during 2011 Mr. Gleason received other compensation which consisted of (i) an automobile allowance of $8,400, (ii) matching contributions of $8,250 under the Company’s Deferred Compensation Plan which were determined on a basis consistent with all other participating employees, (iii) 32,000 shares of restricted stock vesting three years after issuance, (iv) options to purchase 32,000 shares of the Common Stock at an exercise price of $23.69 per share vesting three years after issuance, (v) accruals of $143,719 by the Company to recognize benefits to Mr. Gleason under a Supplemental Executive Retirement Plan (the “SERP”) discussed in more detail below, (vi) payments of $340,963 to Mr. Gleason under an Executive Life Insurance Agreement discussed in more detail below (vii) certain non-cash taxable benefits of $10,693 to Mr. Gleason related to the increase in cash surrender value of three life insurance policies of bank owned life insurance discussed in more detail below and (viii) payment of $2,358 of payroll taxes related to certain of these benefits.

In March 2011, BOTO, LLC, a 100% owned subsidiary of the Bank, acquired a corporate aircraft. The Bank leases the aircraft from BOTO, LLC. In compliance with Federal Aviation Authority regulations and as approved by the Board, Mr. Gleason is permitted to use the aircraft for personal travel. Mr. Gleason reimburses the Bank for his personal use of the aircraft at an hourly rate based on flight hours. The hourly rate is an estimate of the costs of operating, maintaining and servicing the aircraft. In 2011, Mr. Gleason used the aircraft 30 flight hours for personal travel, for which he reimbursed the Bank $66,292.

In 2010, the Compensation Committee approved and adopted certain benefit agreements and plans for Mr. Gleason. These agreements and plans are intended to bring mutual benefits to Mr. Gleason and the Company. The agreements and plans recognize Mr. Gleason’s years of service to the Company; provide incentives for Mr. Gleason to continue his employment with the leadership of the Company over the next 12 years; provide financial protection to the Company upon Mr. Gleason’s death by providing “key-man” life insurance benefits for the Company; and are intended to protect shareholders from adverse market price fluctuations in the Company’s common stock upon the deaths of both Mr. and Mrs. Gleason, either pre-retirement or post-retirement of Mr. Gleason, by providing liquidity to the estate of the second of them to die, thereby reducing or eliminating the need of the estate to liquidate Company common stock held by it or its affiliates to pay estate and other taxes which might be incurred at that time.

The agreements and plans include the following:

(1)	A Supplemental Executive Retirement Plan (the “SERP”) for Mr. Gleason’s benefit, effective May 4, 2010, that provides for 180 equal monthly payments of $32,196.67 each, or $386,360 annually, commencing at the later of Mr. Gleason’s attaining age 70 or his separation from service. If Mr. Gleason continues employment past the SERP’s contemplated retirement date of age 70, such payments will commence at an increased amount upon his separation from service, and, in the event of Mr. Gleason’s early retirement, the amount of such payments will be correspondingly reduced, all as provided in the SERP. The cost of such benefits, assuming a retirement at age 70, will be fully accrued by the Company at such retirement date. The SERP is an “unfunded” plan, and is considered a general contractual obligation of the Company. Funds accrued under the SERP are subject to the claims of the Company’s creditors, and in the event the Company becomes insolvent before payout of the benefits under the SERP, Mr. Gleason will occupy the status of an unsecured creditor of the Company with respect to such benefits;

(2)	An Executive Life Insurance Agreement providing for an annual payment to Mr. Gleason on a pre-retirement basis, of an amount necessary to fund the premiums totaling $216,682 annually on three life insurance policies with aggregate death benefits of $12 million payable on the second to die of Mr. Gleason and his wife, Linda Gleason, with such annual payments to Mr. Gleason to be “grossed-up” for income taxes incurred by him with respect to such annual payments; and

(3)

The purchase by the Bank, with Mr. Gleason’s consent, of three policies of bank owned life insurance (“BOLI”) on the life of Mr. Gleason with aggregate single premiums of $10.2 million and aggregate death benefits exceeding $25 million. The annual accretion in cash surrender value of the BOLI is expected to substantially offset the after-tax cost of the annual accrual for the SERP benefits and the annual payment to Mr. Gleason pursuant to the Executive Life Insurance Agreement. As a result, these transactions are expected to be substantially revenue neutral to the Company on an annual basis until Mr. Gleason’s death. The “at-risk” death benefits of the BOLI (i.e., policy death benefits less cash surrender value), are expected to exceed $15 million, which sums will be used at the death of Mr. Gleason to (i) pay the $3 million pre-retirement split-dollar life insurance benefit described below, (ii) pay the pre-retirement split-dollar life insurance benefit equal to the remaining premiums due on the second to die policy as described below, and (iii) provide the Bank with key-man life insurance income of at least $5.5 million initially and increasing over time. As a result, assuming no change in tax laws, these transactions are expected to generate (i) substantial tax-exempt BOLI income to the Company on Mr. Gleason’s death, (ii) a pre-retirement split-dollar life insurance benefit of $3 million payable to a beneficiary designated by Mr. Gleason, and (iii) an annual declining pre-retirement split-dollar life insurance benefit amount equal to the balance of the premiums due for the second to die life insurance policies as provided for in the Executive Life Insurance Agreement described above. Mr. Gleason shall have no right to receive any split-dollar benefits following his separation from service for any reason other than his death.

Section 162(m)

Section 162(m) of the Code generally limits the deductibility for federal income tax purposes of annual compensation paid to certain covered executive officers (including the Chief Executive Officer) in excess of $1 million, subject to certain exceptions, including an exception for performance based pay. In 2011, the Company did not limit its compensation to certain covered executives to the $1.0 million deduction limit, although the Company was not able to claim a deduction for such excess payments. The Company believes that amounts paid in excess of $1.0 million, including amounts attributable to performance based pay, and the cost of the lost tax deduction, were justifiable in order for the Company to remain competitive with peer financial institutions.

Post-Employment Compensation

Except as described above and in the following paragraph, the Company’s employment arrangements with Mr. Gleason provide for no termination or post-employment compensation to be paid nor for compensation to be paid to Mr. Gleason in the event of a change in control of the Company.

Under both the Company’s Employee Stock Option Plan and the Company’s 2009 Restricted Stock Plan, all outstanding and unexercised options or restricted stock, whether or not previously vested, including the equity awards in favor of Mr. Gleason and the other named executive officers reflected in the table captioned “Outstanding Equity Awards at 2011 Fiscal Year End” on page 24 of this proxy statement, will be accelerated and become fully vested and exercisable upon the occurrence of a “change in control” under the Employee Stock Option Plan or the 2009 Restricted Stock Plan. A “change in control,” as defined in the option agreements issued under the Employee Stock Option Plan, includes: (i) a merger, combination, consolidation or reorganization of the Company where the outstanding voting securities of the Company prior to the closing of such a transaction do not continue to represent at least 51% of the combined voting securities of the resulting or successor company; (ii) the election to the board of directors within any two consecutive years of persons who did not represent a majority of the directors at the beginning of the two year period unless they were elected with the approval of at least 2/3 of the number of directors at the beginning of such period that are continuing as directors; (iii) the acquisition by any person of 25% or more of the outstanding voting securities of the Company (excluding the number of securities held by any such person as of the effective date of the Employee Stock Option Plan); (iv) the sale of all or substantially all the assets of the Company; and (v) any other business combination or event deemed by the Board to constitute a change in control. The 2009 Restricted Stock Plan contains identical triggering provisions as the Employee Stock Option Plan except that the 2009 Restricted Stock Plan expands and updates the trigger in the Employee Stock Option Plan described in clause (iii) above, to include the acquisition by any person, entity or group acting in concert, of 25% or more of the outstanding voting securities of the Company (excluding the number of securities held by any such person who controls 10% or more of the voting securities of the Company as of the effective date of the 2009 Restricted Stock Plan).

Except as described above the Company and the named executive officers have no contract or agreement with respect to termination or post-employment compensation to be paid in connection with a change in control of the Company.

Summary Compensation Table

The following table sets forth the total compensation awarded, earned by or paid during the year ended December 31, 2011 to the Chief Executive Officer, Chief Financial Officer and the three most highly compensated executive officers of the Company other than the Chief Executive Officer and Chief Financial Officer.

Name and Principal Position	Year	Salary	Bonus	Stock Awards (1)	Option Awards (2)	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings (3)	All Other Compensation		Total
George Gleason, Chairman and Chief Executive Officer	2011	$1,062,500	$70,501	$757,920	$233,920	$—	$—	$514,383	(4)	$2,639,224
	2010	893,404	63,603	602,720	180,800	—	—	455,996		2,196,523
	2009	819,837	—	244,400	—	—	—	63,170		1,127,407
Greg McKinney, Chief Financial Officer and Chief Accounting Officer	2011	290,000	39,601	165,795	51,170	—	—	8,370	(5)	554,936
	2010	263,846	37,281	60,272	18,080	—	—	8,370		387,849
	2009	248,077	—	19,552	—	—	—	7,442		275,071
Mark Ross, Vice Chairman and Chief Operating Officer	2011	300,000	40,000	165,795	51,170	—	—	24,069	(6)	581,034
	2010	284,425	39,188	94,175	28,250	—	—	23,397		469,435
	2009	277,311	—	39,104	—	—	—	23,259		339,674
Tyler Vance, Chief Banking Officer	2011	210,000	36,401	165,795	51,170	—	—	7,682	(7)	471,048
	2010	173,462	33,533	60,272	18,080	—	—	6,030		291,377
	2009	150,387	—	19,552	—	—	—	4,511		174,450
Darrel Russell, Chief Credit Officer and Chairman of the Loan Committee	2011	215,000	13,601	71,055	21,930	—	—	14,320	(8)	335,906
	2010	203,462	13,656	45,204	13,560	—	—	13,171		289,053
	2009	198,983	—	19,552	—	—	—	12,255		230,790

(1)	Restricted stock awards are valued in this table at the aggregate grant date fair market value as defined in the Company’s 2009 Restricted Stock Plan. Such fair market value is defined as the average of the highest reported asked price and the lowest reported bid price on the relevant date. Such average price for the restricted stock awards for the 2011 issuance was $23.69 per share.
(2)	Option awards are based on the grant date fair values and are calculated utilizing the provisions of Accounting Standards Codification 718 “Compensation – Stock Compensation.” See Note 15 of the consolidated financial statements in the Company’s Annual Report to Stockholders for the year ended December 31, 2011 regarding assumptions underlying valuation of equity awards.
(3)	The Company’s nonqualified deferred compensation plan provides no above market or preferential earnings on deferred compensation.
(4)	Includes an automobile allowance of $8,400, matching contributions of $8,250 to the Company’s nonqualified deferred compensation plan, accrual of $143,719 for a SERP, $340,963 payment under an Executive Life Insurance Agreement, $10,693 non-cash taxable benefit related to the increase in cash surrender value of bank owned life insurance and $2,358 payment of payroll taxes related to some of these benefits. See pages 20 and 21 for a detailed discussion of these benefits.
(5)	Includes matching contributions of $8,250 to the Company’s nonqualified deferred compensation plan and payment of $120 of payroll taxes on this match.
(6)	Includes an automobile allowance of $8,400, matching contributions of $8,250 to the Company’s nonqualified deferred compensation plan, a country club membership of $7,299 and payment of $120 of payroll taxes related to the deferred compensation plan.
(7)	Includes matching contributions of $7,572 to the Company’s nonqualified deferred compensation plan and payment of $110 of payroll taxes on this match.
(8)	Includes matching contributions of $6,921 to the Company’s nonqualified deferred compensation plan and payment of $100 of payroll taxes on this match, and a country club membership of $7,299.

Grants of Plan-Based Awards in Fiscal Year 2011

All grants of options to employees are made under the Bank of the Ozarks, Inc. Employee Stock Option Plan and all grants of restricted stock to employees are made under the Bank of the Ozarks, Inc. 2009 Restricted Stock Plan. The following table sets forth information concerning options and restricted stock granted in the last fiscal year with respect to the named executive officers.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units ( #)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/SH) (1)	Grant Date Closing Market Price	Grant Date Fair Value of Stock and Option Awards (2) (3)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
George Gleason	10/18/11	—	—	—	—	—	—	32,000				$757,920
	10/18/11	—	—	—	—	—	—		32,000	$23.69	$23.90	233,920
Greg McKinney	10/18/11	—	—	—	—	—	—	7,000				165,795
	10/18/11	—	—	—	—	—	—		7,000	23.69	23.90	51,170
Mark Ross	10/18/11	—	—	—	—	—	—	7,000				165,795
	10/18/11	—	—	—	—	—	—		7,000	23.69	23.90	51,170
Tyler Vance	10/18/11	—	—	—	—	—	—	7,000				165,795
	10/18/11	—	—	—	—	—	—		7,000	23.69	23.90	51,170
Darrel Russell	10/18/11	—	—	—	—	—	—	3,000				71,055
	10/18/11	—	—	—	—	—	—		3,000	23.69	23.90	21,930

(1)	The exercise price of option awards are determined pursuant to the Company’s Employee Stock Option Plan as amended and last approved by Shareholders on April 17, 2007. The Stock Option Plan defines fair market value per share to be determined on the basis of the average of the highest reported asked price and the lowest reported bid price on the grant date. This resulted in a price slightly lower than the closing price on the grant date for 2011.
(2)	Grant date fair value of $7.31 per share calculated utilizing the provisions of ASC 718 “Compensation-Stock Compensation.” See Note 15 of the consolidated financial statements in the Company’s Annual Report to stockholders for the year ended December 31, 2011 regarding assumptions underlying valuation of equity awards. Regardless of the value placed on a stock option on the grant date, the actual value of the option will depend on the market value of the underlying Common Stock at such date in the future when the option is exercised.
(3)	Restricted stock awards are valued in this table at the aggregate grant date fair market value as defined in the Company’s 2009 Restricted Stock Plan. Such fair market value is defined as the average of the highest reported asked price and the lowest reported bid price on the relevant date. Such average price for the restricted stock awards for the 2011 issuance was $23.69 per share.

Outstanding Equity Awards at 2011 Fiscal Year End

The following table sets forth information as of December 31, 2011 on all outstanding equity awards previously awarded to the named executive officers.

	Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)		Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
George Gleason								20,000	$592,600	—	—
								32,000	948,160	—	—
								32,000	948,160	—	—
	30,000			—	$16.80	(4)	1/25/12	—	—	—	—
	40,000			—	17.71	(5)	11/7/12	—	—	—	—
	30,000			—	16.028		10/17/13	—	—	—	—
	30,000			—	15.52		10/16/14	—	—	—	—
	30,000			—	13.535		9/16/15	—	—	—	—
		32,000	(1)	—	18.835		10/19/17	—	—	—	—
		32,000	(2)	—	23.685		10/18/18	—	—	—	—
Greg McKinney								1,600	47,408	—
								3,200	94,816	—	—
								7,000	207,410	—	—
	4,600			—	16.028		10/17/13	—	—	—	—
	4,600			—	15.52		10/16/14	—	—	—	—
	5,000			—	13.535		9/16/15	—	—	—	—
		3,200	(1)	—	18.835		10/19/17	—	—	—	—
		7,000	(2)	—	23.685		10/18/18	—	—	—	—
Mark Ross								3,200	94,816	—	—
								5,000	148,150	—	—
								7,000	207,410	—	—
		5,000	(1)	—	18.835		10/19/17	—	—	—	—
		7,000	(2)	—	23.685		10/18/18	—	—	—	—
Tyler Vance								1,600	47,408	—	—
								3,200	94,816	—	—
								7,000	207,410	—	—
	1,600			—	16.028		10/17/13	—	—	—	—
	2,000			—	15.52		10/16/14	—	—	—	—
	2,400			—	13.535		9/16/15	—	—	—	—
		3,200	(1)	—	18.835		10/19/17	—	—	—	—
		7,000	(2)	—	23.685		10/18/18	—	—	—	—
Darrel Russell								1,600	47,408	—	—
								2,400	71,112	—	—
								3,000	88,890	—	—
	3,400			—	17.71		11/7/12	—	—	—	—
	3,600			—	16.028		10/17/13	—	—	—	—
	4,000			—	15.52		10/16/14	—	—	—	—
	4,400			—	13.535		9/16/15	—	—	—	—
		2,400	(1)	—	18.835		10/19/17	—	—	—	—
		3,000	(2)	—	23.685		10/18/18	—	—	—	—

(1)	Granted October 19, 2010, and assuming continued employment, exercisable on October 19, 2013.
(2)	Granted October 18, 2011, and assuming continued employment, exercisable on October 18, 2014.
(3)	Market value of restricted stock is based on the December 31, 2011 closing price of $29.63 for the Company’s common stock.
(4)	30,000 options with an expiration date of January 25, 2012 were exercised during early 2012.
(5)	40,000 options with an expiration date of November 17, 2012 were exercised during early 2012.

Option Exercises and Stock Vested in 2011 Fiscal Year

The following table sets forth information concerning exercise of options during the last fiscal year and stock awards vested for the named executive officers during the fiscal year ended December 31, 2011.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
George Gleason	6,000	$131,291	—	—
Greg McKinney	2,600	66,690	—	—
Mark Ross	46,600	1,055,488	—	—
Tyler Vance	—	—	—	—
Darrel Russell	2,800	75,698	—	—

Pension Benefits

The Company has a non-qualified, unfunded supplemental executive retirement plan, referred to as a “SERP,” that is designed to provide retirement benefits to Mr. Gleason. Under the SERP, commencing on the later of Mr. Gleason’s attaining age 70 or his separation from service with the Company, Mr. Gleason is entitled to receive monthly payments of $32,196.67 for 180 months, or $386,360 annually. The cost of such benefits, assuming a normal retirement age of 70, will be fully accrued by the Company at such retirement date. If Mr. Gleason continues employment past the normal retirement age of 70, the monthly payments will commence at an increased amount upon his separation from service, and, in the event of Mr. Gleason’s early retirement, the amount of such payments will be correspondingly reduced, pursuant to the terms of the SERP.

Mr. Gleason is fully vested in the SERP, subject to a decrease in the amount of monthly payments under the SERP should Mr. Gleason retire from the Company before attaining age 70.

The present value of accumulated benefits in the table below was computed using an assumed discount rate of 6.17% and assuming that Mr. Gleason will retire from the Company at age 70.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
George Gleason (1)	Supplemental Executive Retirement Plan	33 years	232,852	—

(1)	Mr. Gleason is the only participant in the SERP, which was adopted for his benefit May 4, 2010. See page 20 of this proxy statement for additional information about the SERP.

Nonqualified Deferred Compensation Table

The following table provides information about contributions, earnings, withdrawals and distributions in regard to the named executive officers under the Company’s Deferred Compensation Plan.

Name	Executive Contributions in Last Fiscal Year	Company Contributions In Last Fiscal Year (1)	Aggregate Earnings in Last Fiscal Year	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last Fiscal Year-End(2)
George Gleason	$89,737	$8,250	$(1,808)	—	$454,518
Greg McKinney	50,460	8,250	(14,510)	—	241,265
Mark Ross	71,080	8,250	445	—	453,310
Tyler Vance	20,192	7,572	(1,008)	—	26,756
Darrel Russell	13,842	6,921	12	—	130,039
(1)	Amount of contribution is included as other compensation in the Summary Compensation Table.
(2)	Of these balances, the following amounts were reported in Summary Compensation Tables in prior-year proxy statements: Mr. Gleason – $309,839; Mr. McKinney – $170,264; Mr. Ross – $322,159; Mr. Vance – none; and Mr. Russell – $52,242. The information in this footnote is provided to clarify the extent to which amounts payable as deferred compensation represent compensation reported in our prior proxy statements, rather than additional currently earned compensation.

Certain key employees who are no longer eligible to participate in the 401(k) Plan are allowed to participate in the unfunded Deferred Compensation Plan. See page 19 of this proxy statement for a description of this plan.

COMPENSATION COMMITTEE REPORT

We have reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with management. Based on this review and such discussions, we recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K and Proxy Statement on Schedule 14A.

The Company has intentionally structured its compensation plans so that it does not rely on the use of short-term incentive compensation as a primary driver of senior executive officer (“SEO” or “named executive officer”) compensation. The Company believes that its SEO compensation plans have features which discourage the taking of unnecessary and excessive risks. During 2011, the Company granted a larger portion of the SEOs compensation in the form of stock options and restricted stock awards having three-year vesting periods, which we believe fosters an emphasis on long-term value creation. In addition, during 2011 we engaged an independent third-party compensation consultant to obtain data from which to evaluate executive pay and to ensure that current and future compensation arrangements for select executive officers are compliant with regulatory practices, competitive in the marketplace and reflective of the Company’s performance and culture.

The majority of the Company’s non-executive officers and employees are paid primarily on the basis of a salary. Where Company employees participate in compensation plans which offer variable compensation opportunities, individual awards are based on business unit results or individual performance metrics, neither of which has been predetermined. A detailed review of performance, including any activities that might present a risk to the Company, is conducted before such compensation is awarded.

We note that the Company also maintains a system of internal controls which are designed, among other things, to assist in detecting and preventing manipulation of the financial statements. One of the components of the Company’s internal control system is our Committee’s review, evaluation and approval of the Company’s compensation plans, policies and programs, our review and approval of compensation for the Company’s directors, and our review and approval of all salaries, bonuses, other compensation and incentive plans for officers and employees.

In addition, as part of the Company’s evaluation of risk, at the request of the Compensation Committee, the Company’s Executive Vice President-Human Resources presented an evaluation of the Company’s employee compensation plans together with his determination that none of the Company’s compensation plans encourage the taking of unnecessary and excessive risks. It was also determined that none of the Company’s compensation plans encourage the manipulation of reported earnings to enhance the compensation of employees. In addition to receiving this evaluation and conclusions regarding the Company’s compensation arrangements, the Compensation Committee also reviewed the Company’s incentive and other compensation arrangements and reached similar conclusions.

The Compensation Committee expects to continue to monitor and periodically evaluate the Company’s compensation arrangements, agreements and benefit plans, as part of the Company’s oversight of risk management for the organization.

Compensation Committee
Kennith Smith, Chairman
Henry Mariani
R. L. Qualls

DIRECTOR COMPENSATION

In 2011 non-employee directors were paid fees of $2,500 per meeting for attendance at regular board meetings held at the Company’s headquarters, $7,500 for a three day board meeting held at various locations in Georgia, and $1,000 for attendance at special board meetings. A fee of $500 per meeting was paid for all regular or special committee meetings attended. Employee directors are not paid any fees for their service on the Board or committees. Non-employee directors each received a bonus of $5,000 in 2011.

In February 2012 the Compensation Committee approved changes effective April 17, 2012 for fees paid to non-employee directors for board meetings and committee meetings. Fees will be $5,000 per meeting for attendance at regular board meetings and $1,000 per meeting for attendance at a special board meeting. A fee of $500 per meeting will be paid for all regular or special committee meetings attended. No retainer will be paid.

Additionally, the Company has a Non-Employee Director Stock Option Plan. Under this plan each non-employee director receives an initial grant of an option to purchase up to 1,000 shares of Common Stock upon his or her initial election as a director, and an option to purchase 1,000 shares of Common Stock following his or her re-election as a director at each annual meeting of Shareholders. Effective April 20, 2011 the Company granted options to each of its non-employee directors to purchase 2,000 split-adjusted shares of Common Stock at a split-adjusted exercise price of $22.42 per share. All options granted to non-employee directors became exercisable in full upon grant and expire 10 years after issue.

The following table sets forth compensation information for 2011 with respect to non-employee directors.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Options Awards(1) ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)
Jean Arehart	$61,500	—	$14,330	—	—	$1,000	(2)	$76,830
Richard Cisne	41,500	—	14,330	—	—	—		55,830
Robert East	40,000	—	14,330	—	—	—		54,330
Linda Gleason	56,500	—	14,330	—	—	—		70,830
Walter Kimbrough	22,000	—	14,330	—	—	—		36,330
Henry Mariani	47,500	—	14,330	—	—	—		61,830
Robert Proost	30,500	—	14,330	—	—	—		44,830
R. L. Qualls	66,500	—	14,330	—	—	—		80,830
Kennith Smith	65,500	—	14,330	—	—	—		79,830

(1)	Amounts calculated utilizing the aggregate grant date fair value of $7.17 per share for the option award made during the year. See Note 15 of the consolidated financial statements in the Company’s Annual Report to Stockholders for the year ended December 31, 2011 regarding assumptions underlying valuation of equity awards. At December 31, 2011 each non-employee director had options outstanding to purchase the following number of shares of Common Stock: Jean Arehart – none ; Richard Cisne – 16,000; Robert East – 28,000, of which 8,000 were exercised in January 2012; Linda Gleason – 16,000; Walter Kimbrough – 2,000; Henry Mariani – 14,000; Robert Proost – 2,000; R. L. Qualls – 20,000; and Kennith Smith – 10,000, of which 2,000 were exercised in February 2012.
(2)	Other compensation of $1,000 for Ms. Arehart is for contractual work inspecting real estate loan collateral for the Bank.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2011 the Compensation Committee consisted of Messrs. Smith, as Chairman, Mariani and Qualls. No member of the Compensation Committee is a former or current officer or employee of the Company or any of its subsidiaries, and the Board has determined that each member of the Compensation Committee qualifies as “independent” under NASDAQ listing standards.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee consists of three or more non-employee directors all of whom have been determined by the Board to qualify as independent directors under the Sarbanes-Oxley Act, related SEC Rules and NASDAQ listing standards. The Audit Committee operates under a written charter adopted by the Board. The Audit Committee’s Charter is evaluated annually to ensure compliance with SEC rules and regulations and NASDAQ listing standards and was last revised on February 17, 2012. A copy of the Audit Committee’s Charter is included in Appendix A to this Proxy Statement and is available on the Company’s website at www.bankozarks.com.

The Audit Committee oversees the Company’s auditing, accounting and financial reporting processes on behalf of the Board. In fulfilling its oversight responsibilities, the Audit Committee, among other things, reviewed with management the audited financial statements in the Annual Report, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the Company’s independent auditors. The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of the Company’s audited financial statements with accounting principles generally accepted in the United States, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters required to be discussed by Statements on Auditing Standards No. 61 (Communication with Audit Committees). In addition, the Audit Committee has received from the independent auditors the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditors’ communication with the Audit Committee concerning independence and the Audit Committee has discussed with the independent auditors the independent auditors’ independence from the Company and its management. The Audit Committee also considered whether the independent auditors’ provision of non-audit services to the Company is compatible with the auditors’ independence, and has concluded that such provision is compatible with the auditors’ independence.

The Audit Committee discussed with the Company’s internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The Audit Committee held four meetings during fiscal year 2011.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2011 for filing with the Securities and Exchange Commission.

Audit Committee
of the Board of Directors
Henry Mariani, Chairman
Richard Cisne
Robert Proost
R. L. Qualls

CERTAIN TRANSACTIONS

The Nominating and Governance Committee of the Board (the “Governance Committee”), pursuant to its written charter has the following responsibilities, among others:

(i) the review and approval of any transaction between the Company and any officer, director or affiliate of the Company that would be required under rules and regulations of the SEC to be disclosed in the Company’s annual proxy statement (a “Related Party Transaction”). The Governance Committee’s review of each Related Party Transaction shall include an analysis of whether the terms of the transaction are fair to the Company;

(ii) the annual review of the terms and fairness of each Related Party Transaction; and

(iii) the periodic report of the Governance Committee’s findings of the review of Related Party Transactions to the full Board.

Specifically, it is the practice of the Governance Committee to review on an annual basis all transactions and other business relationships during the prior year between the Company and the Bank and their directors and executive officers and their immediate family members and affiliates (each, a “Related Party”). Designated officers of the Company present to the Governance Committee reports with respect to all deposit, loan, lease, mortgage loan, trust and miscellaneous transactions and relationships for persons considered to be Related Parties for the prior year. The Governance Committee’s review includes a determination that such Related Party Transactions or relationships are fair, reasonable and appropriate for the Company and the Bank and consistent with the terms of similar transactions or relationships with other customers or unrelated persons. In addition, it is the Company’s general practice that its Board, or an appropriate committee thereof, approve in advance all material transactions, other than transactions in the ordinary course of business, between the Company and the Bank and all Related Parties.

Director Robert East is the managing partner of Advanced Cabling Systems LLC, a limited liability company that has performed wiring and cabling installation for some of the Company’s facilities. The Company paid Advanced Cabling Systems LLC $40,166 in 2011, $68,481 in 2010 and $119,048 in 2009 for such installation contracts. The amounts paid to Advanced Cabling Systems LLC were less than 5% of its gross revenues in each of 2011, 2010 and 2009.

The Company, through its ownership of the Bank, has had, in the ordinary course of business, banking transactions with certain of its officers and directors and with certain officers and directors of the Bank. All loan transactions with such officers and directors, and their related and affiliated parties, have been in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing for comparable loan transactions with other customers of the Company not related to the lender, and have not included more than the normal risk of collectability associated with the Company’s other banking transactions or other unfavorable features.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under the Securities Exchange Act of 1934, as amended, the Company’s executive officers and directors are required to file reports of ownership and subsequent changes of ownership with the SEC. Specific due dates have been established for these reports, and the Company is required to disclose in this proxy statement any failure to file by these dates during the preceding year. Based solely upon information provided to the Company by individual directors and executive officers, the Company believes that during the preceding year its directors and executive officers have complied with all applicable filing requirements.

SHAREHOLDER PROPOSALS

Shareholders who intend to present proposals at the 2013 Annual Meeting of Shareholders and desire to have those proposals included in the Company’s proxy statement and form of proxy for such meeting must ensure that those proposals are received by the Corporate Secretary of the Company on or before November 9, 2012. Such proposals must also comply with the additional requirements of Rule 14a-8 of the Securities Exchange Act of 1934 (or any successor rule) to be eligible for inclusion in the proxy statement for the 2013 Annual Meeting of Shareholders.

In addition, the Company’s Bylaws contain an advance notice provision which provides that other than business placed on the agenda by the Board of Directors, no business shall be deemed to have been properly brought before the annual meeting unless a written proposal for the consideration of such business shall have been delivered to the Secretary of the Company not less than 120 days before the date of the Company’s proxy statement released to Shareholders in connection with the previous year’s annual meeting, and such proposal otherwise meets the requirements of Rule 14a-8 of Rule 14A adopted by the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Exchange Act of 1934, as amended, or any successor rule or regulation thereunder adopted by the Commission and relating to the submission of proposals by Shareholders for consideration at the annual meeting of Shareholders.

ADDITIONAL INFORMATION AVAILABLE

Upon written request, the Company will furnish, without charge, a copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, as filed with the SEC, including the related financial statements. The written request should be sent to the Corporate Secretary, Bank of the Ozarks, Inc., P.O. Box 8811, Little Rock, Arkansas 72231-8811.

The Company has adopted “householding,” a procedure under which shareholders of record who have the same address and last name will receive only one copy of our Annual Report on Form 10-K and our proxy statement unless one or more of these shareholders notifies the Company that they wish to continue receiving individual copies. This procedure saves printing and postage costs by reducing duplicative mailings.

If you wish to receive separate copies of these materials for your household in the future, please call Investor Relations at 501-978-2265 or write to Investor Relations, Bank of the Ozarks, P.O. Box 8811, Little Rock, Arkansas 72231. If you are receiving multiple copies and would like to receive only one copy per household, you may contact us at the above address or telephone number.

OTHER MATTERS

The Company does not presently know of any business other than that described above to be presented to the Shareholders for action at the meeting. Should other business come before the meeting, votes may be cast pursuant to proxies in respect of any such business in the best judgment of the persons acting under the proxies.

The materials referred to in this proxy statement under the captions “Compensation Discussion and Analysis” and “Report of the Audit Committee” shall not be deemed soliciting material or otherwise deemed filed and shall not be deemed to be incorporated by any general statement of incorporation by reference in any filings made under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

SHAREHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING ARE URGED TO SIGN, DATE AND RETURN PROMPTLY THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO ADDITIONAL POSTAGE IF MAILED IN THE UNITED STATES.

By Order of the Board of Directors

George Gleason
Chairman of the Board of Directors and
Chief Executive Officer

March 9, 2012

APPENDIX A

BANK OF THE OZARKS, INC.

BANK OF THE OZARKS

AUDIT COMMITTEE CHARTER

As Revised February 17, 2012

Introductory Statement and Purpose

Each of the Boards of Directors (each, the “Board” and collectively, the “Boards”) of Bank of the Ozarks, Inc. (the “Parent”) and its subsidiary, Bank of the Ozarks (the “Bank”; and together with the Parent, the “Company”), has appointed an Audit Committee (the “Committee”) to provide assistance to the Board in fulfilling the Board’s oversight responsibilities relating to corporate auditing, accounting, and financial reporting. As used in this Charter, the term “Committee” is intended to mean, with respect to the Parent, the Audit Committee of the Parent, and with respect to the Bank, the Audit Committee of the Bank. As the respective Boards of the Parent and the Bank are composed of the same individuals, and in order to promote efficiency of operation, each Committee meets jointly with the other Committee. Each Committee follows a separate meeting agenda where appropriate, to address those matters to be considered separately by that Committee.

In furtherance of its purpose, the Committee should monitor (a) the qualitative aspects of financial reporting to the public and governmental bodies; (b) the Company’s processes for the management of business/financial risk, including the Company’s internal audit, loan review, and regulatory compliance functions; (c) the Company’s system of internal control over financial reporting, and related internal control systems regarding finance, accounting and compliance with significant applicable legal, ethical, and regulatory requirements; (d) the independent auditors’ engagement, compensation, qualifications and independence; and (e) the Company’s auditing, accounting and financial reporting processes in general. In so doing, it is the responsibility of the Committee to maintain free and open communication between the directors, the independent auditors, the internal audit, loan review and regulatory compliance personnel, and management of the Company.

Organization

The Committee shall be comprised of at least three directors who meet the independence and qualification requirements of the federal securities laws and the applicable regulations of the Securities and Exchange Commission (“SEC”), The NASDAQ Stock Market, Inc. (“NASDAQ”) for NASDAQ-listed issuers, and the Public Company Accounting Oversight Board.

All Committee members shall be financially literate, at least one member shall be a financial expert (as defined by SEC rules and regulations promulgated under the Sarbanes-Oxley Act of 2002), and at least one member shall have accounting or related financial management expertise. The qualification of persons to serve on the Committee shall be determined by the Board and all members shall be elected annually by the Board.

Meetings

The Committee shall meet at least four (4) times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee shall provide sufficient opportunity for the internal and independent auditors and loan review and regulatory compliance personnel to meet with the Committee without members of management present. Periodically the Committee shall meet separately with the independent auditors, with the internal audit, loan review and regulatory compliance personnel, and with management.

Responsibilities and Authority

In carrying out its responsibilities, the Committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the directors and shareholders that the corporate auditing, accounting and financial reporting practices of the Company are in accordance with all requirements and are of the highest quality.

In carrying out these responsibilities, the Committee will:

•

Obtain the Board’s approval of this Charter, as revised, and review and reassess this Charter, the performance of the Committee and the Committee’s role and responsibility as conditions dictate (at least annually).

•

Be directly responsible for the appointment, compensation, retention, oversight and, where appropriate, replacement of the independent auditors responsible for the audits of the consolidated financial statements and internal controls over financial reporting of the Company, including resolution of any disagreements between management and the independent auditors regarding accounting and financial reporting matters.

•

Have a clear understanding with the independent auditors that they are ultimately accountable to the Committee, as the shareholders’ representatives, and that the independent auditors must report directly to the Committee.

•

Communicate, to the extent appropriate, throughout the year with senior management, other committee chairpersons and other key committee advisors, external and internal auditors, and loan review and regulatory compliance personnel, as applicable, to strengthen the Committee’s knowledge of relevant current and prospective business and financial issues.

•	Review and concur with management’s appointment, termination, or replacement of employees of the risk management department which includes internal audit, loan review and regulatory compliance.

•

Meet with the independent auditors of the Company to review and approve in advance for the current year the engagement of the independent auditors to audit the annual consolidated financial statements and internal control over financial reporting of the Company. The Committee may meet with management of the Company and solicit its views as to the engagement of the independent auditors, but the Committee shall retain the ultimate authority and responsibility for such engagement. The engagement of the independent auditors shall comply with all applicable requirements of law, including the following:

•	The Committee shall approve in advance all audit services to be performed by the independent auditors.

•

Each of the lead audit partner (or coordinating audit partner having primary responsibility for the audit) and the audit partner responsible for reviewing the audit shall have not performed audit services for the Company in each of the five previous fiscal years of the Company.

•

Review procedures to be utilized by the independent auditors (including planning and staffing of the audit) and at the conclusion of such engagement, any comments or recommendations of the independent auditors.

•

Review the nature and scope of all professional services other than audit services to be provided to the Company by the independent auditors and consider the relationship to the auditors’ independence. With respect to all non-audit services:

•	The independent auditors shall not perform any services that are prohibited by the Sarbanes-Oxley Act of 2002 or any rule or regulation promulgated thereunder.

•

The Committee shall approve in advance as required by law any non-audit services that may be performed by the independent auditors and verify that such non-audit services are disclosed in the Company’s periodic reports filed with the SEC under the Securities Exchange Act of 1934 or in its timely filed annual Proxy Statement. The Committee may delegate to one or more of its designated members the authority to grant pre-approvals of non-audit services. The decisions of any designee to pre-approve a non-audit service shall be presented to the full Committee at its next scheduled meeting.

•

On an annual basis, obtain from the independent auditors a written communication delineating all relationships with and professional services to the Company as required by Independence Standards Board Standard No. 1 (Independence Discussions with Committees).

•

Review with the independent auditors the nature and scope of any disclosed relationships or professional services and take, or recommend that the Board take, appropriate action to ensure the continuing independence of the independent auditors.

•	Have the authority to engage independent counsel and other advisers, as it determines necessary, in carrying out its duties.

•

Ensure that the Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent auditors and compensation to any independent counsel or other advisers employed by the Committee, and ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

•

Review with the independent auditors, the Company’s internal auditors, and financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the Company, and elicit any recommendations for the improvement of such internal controls or particular areas where new or more detailed controls or procedures are desirable.

•

Review reports not reviewed by the Board that are received from regulators and other legal and regulatory agencies that may have a material effect on the financial statements or related Company compliance policies.

•

Review the risk management function (including internal audit, loan review and regulatory compliance) of the Company, including the independence and authority of its reporting obligations, the proposed audit plans, loan review work plans, and regulatory compliance work plans for the coming year, and the coordination of such plans.

•

Inquire of management, the internal audit, loan review and regulatory compliance personnel, and the independent auditors about the Company’s risk management process and significant risks or exposures to the Company, and assess the steps management has taken to minimize such risks to the Company.

•

Review, assess and approve with the input of management, the Company’s Code of Ethics, and ensure that management has established an effective system to monitor and enforce such Code. Regarding the Code of Ethics, the Committee shall:

•

Approve a process for (a) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters and (b) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting, auditing or financial reporting matters.

•	Approve the method of public disclosure of the Code of Ethics.

•	Periodically review and assess the Code of Ethics and approve any recommended changes thereto.

•	Periodically review the adequacy of the Company’s ethics compliance programs and the performance of the regulatory compliance officer and make recommendations for any changes with respect thereto.

•

Have the sole authority to grant waivers of the Code of Ethics for executive officers (including the Company’s principal financial and accounting officers) and directors, and only disinterested Committee members may participate in any such waiver deliberations.

•	Approve a policy for the prompt public disclosure of any waivers of the Code of Ethics granted in favor of any director or executive officer.

•

Review with the members of management that are responsible for administering the Company’s regulatory compliance programs any issues that could have a significant impact on the Company’s financial statements, and review and assess the adequacy of the Company’s regulatory compliance programs.

•

Receive prior to each meeting, a summary of findings from completed internal audits, loan review work plans and regulatory compliance work plans and a progress report on the proposed plans for such areas, with explanations for any deviations from the original plans.

•

Review with management and the independent auditors the Parent’s quarterly financial statements prior to the filing of the Form 10-Q to (a) determine that the independent auditors do not take exception to the disclosure and content of the financial statements and that the independent auditors believe such financial statements reflect all material adjustments that have been identified by the independent auditors in accordance with generally accepted accounting principles in the United States (“GAAP”) and the rules and regulations of the SEC, and (b) discuss any other matters required to be communicated to the Committee by the independent auditors. The chair of the Committee or another committee member designated by the chair may represent the entire Committee for purposes of this review.

•

Review with management and the independent auditors the Company’s financial statements contained in the annual report to shareholders to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the shareholders and that the independent auditors believe such financial statements reflect all material adjustments that have been identified by the independent auditors in accordance with GAAP and the rules and regulations of the SEC.

•

Review with management and the independent auditors the results of their timely analysis of significant financial reporting issues and practices, including changes in, or adoptions of, accounting principles and disclosure practices, and discuss any other matters required to be communicated to the Committee by the independent auditors.

•

Review with management and the independent auditors their judgments about the quality, not just acceptability, of accounting principles, the consistency of application of the Company’s accounting practices, and the clarity of the financial disclosure practices used or proposed to be used, and particularly, the degree of aggressiveness or conservatism of the organization’s accounting principles and underlying estimates, and other significant decisions made in preparing the financial statements.

•	Confirm with management and the independent auditors that:

•

each annual and quarterly financial report required to be filed with the SEC discloses all material off-balance sheet transactions, arrangements, obligations (including contingent obligations), and other relationships of the Company with unconsolidated entities or other persons, that may have a material current or future effect on financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources, or significant components of revenues or expenses.

•

any pro forma financial information contained in any periodic or other report filed with the SEC pursuant to the securities laws, or in any public disclosure or press or other release, is presented in a manner that complies with applicable requirements of law and the rules and regulations of the SEC.

•	Discuss with management the Parent’s earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP information.

•	Discuss with management and the independent auditors the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company’s financial statements.

•

Provide sufficient opportunity for the internal and independent auditors and the loan review and regulatory compliance personnel to meet with the members of the Committee without members of management present. Among the items to be discussed in these meetings are the independent auditors’ evaluation of the Company’s financial, accounting, and auditing personnel, and the cooperation that the independent auditors received during the course of the audit.

•

Report the results of the annual audit to the Board. If requested by the Board, invite the independent auditors to attend the next Board meeting to assist in reporting the results of the annual audit or to answer other directors’ questions (alternatively, the other directors, particularly the other independent directors, may be invited to attend the Committee meeting during which the results of the annual audit are reviewed).

•

Obtain from the independent auditors assurance that they have not detected or otherwise become aware of any information that is required to be disclosed to the Committee pursuant to Section 10A of the Securities Exchange Act of 1934.

•

Review the Parent’s disclosure in the Proxy Statement for its annual meeting of shareholders that describes that the Committee has a written Charter and has satisfied its responsibilities under this Charter for the prior year. In addition, include a copy of this Charter, as revised, on the website and if the Charter has been amended, include the amended Charter in the Proxy Statement for its next Annual Meeting the year after any significant amendment to the Charter.

•

Review and approve the report of the Committee in the proxy statement disclosing whether or not the Committee had reviewed and discussed with management and the independent auditors as well as discussed within the Committee (without management or the independent auditors present), the financial statements and the quality of accounting principles and significant judgments affecting the financial statements. In reliance on discussions with management and the independent auditors, the Committee will recommend to the Board that the audited financial statements be included with the Parent’s Annual Report on Form 10-K for filing with the SEC.

•	Have the authority to engage third parties to review the performance of the financial, accounting and internal control functions of the Company.

•	Submit the minutes of all meetings of the Committee to, or discuss the matters discussed at each Committee meeting with, the Board.

•	Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate.

•

Cause management to disclose in the Parent’s periodic reports filed with the SEC under the Securities Exchange Act of 1934 or in its timely filed annual Proxy Statement any non-audit services that are performed by the independent auditors.

•

Discuss with the independent auditors any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

•

Approve procedures for disclosing in the Parent’s periodic reports the independence and qualifications of the Committee members, including whether any members are “financial experts” as that term is defined by the rules and regulations promulgated by the SEC under the Sarbanes-Oxley Act of 2002.

•

Disclose annually in the Proxy Statement that the Parent has an audit committee and that the members of the Committee are independent of the Company and management, as the term “independent” is defined by the SEC and in the listing standards of NASDAQ.

Limitations on the Committee’s Role

While the Committee has the responsibilities and powers set forth in this Charter, it is not the Committee’s duty to audit the Company’s financial statements or to determine that the Company’s financial statements are complete and accurate or in accordance with GAAP. These are the responsibilities of management and the independent auditors.

17901 CHENAL PARKWAY P.O. BOX 8811 LITTLE ROCK, AR 72231-8811

VOTE BY INTERNET—www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE—1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M42289-P22265 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

BANK OF THE OZARKS, INC. For Withhold For All To withhold authority to vote for any individual

All All Except nominee(s), mark “For All Except” and write the

Vote on Directors number(s) of the nominee(s) on the line below.

FOR The Board all the of following: Directors recommends you vote

1. Election of Directors

Nominees:

01) George Gleason 06) Robert East 11) John Reynolds

02) Mark Ross 07) Linda Gleason 12) Kennith Smith

03) Jean Arehart 08) Henry Mariani 13) Sherece West

04) Nicholas Brown 09) Robert Proost

05) Richard Cisne 10) R. L. Qualls

Vote on Proposals

The Board of Directors recommends you vote FOR proposals 2 and 3: For Against Abstain

2. TO RATIFY THE AUDIT COMMITTEE’S SELECTION AND APPOINTMENT OF THE ACCOUNTING FIRM OF CROWE HORWATH LLP AS INDEPENDENT

AUDITORS FOR THE YEAR ENDING DECEMBER 31, 2012.

3. TO APPROVE ON AN ADVISORY NON-BINDING VOTE, THE COMPANY’S EXECUTIVE COMPENSATION AS DISCLOSED IN THE PROXY STATEMENT.

(see For address reverse change/comments, for instructions) mark here.

Yes No

Please indicate if you plan to attend this meeting.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor,

administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

M42290-P22265

BANK OF THE OZARKS, INC.

PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS

APRIL 17, 2012

The undersigned shareholder(s) of Bank of the Ozarks, Inc. (the “Company”) hereby appoint(s) George Gleason and Mark Ross, and each or either of them, the true and lawful agents and attorneys-in-fact for the undersigned, with power of substitution, to attend the meeting and to vote the stock owned by or registered in the name of the undersigned, as instructed on the reverse side of this card, at the 2012 Annual Meeting of Shareholders to be held at the Company’s office, 17901 Chenal Parkway, Little Rock, AR 72223, on Tuesday, April 17, 2012 at 1:00 p.m., local time, and at any adjournments or postponements thereof, for the transaction of the business noted on the reverse side of this card.

The Proxy, when properly executed, will be voted in the manner directed herein by the undersigned. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES IN PROPOSAL 1, TO RATIFY THE AUDIT COMMITTEE’S SELECTION AND APPOINTMENT OF THE ACCOUNTING FIRM OF CROWE HORWATH LLP AS INDEPENDENT AUDITORS IN PROPOSAL 2, AND TO APPROVE, BY NON-BINDING VOTE, EXECUTIVE COMPENSATION IN PROPOSAL 3. PLEASE SIGN, DATE AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side